Exhibit 10.2

Execution Version

CREDIT AGREEMENT

dated as of

December 3, 2024

among

GOGO INC.,

as Holdings,

GOGO INTERMEDIATE HOLDINGS LLC,

as the Borrower

the Lenders party hereto

and

HPS INVESTMENT PARTNERS, LLC

as Administrative Agent and Collateral Agent

i

SCHEDULES:

Schedule 1.01	—	Excluded Subsidiaries
Schedule 2.01	—	Commitments and Loans
Schedule 2.05	—	[Reserved]
Schedule 3.03	—	Government Approvals; No Conflicts
Schedule 3.06	—	Litigation and Environmental Matters
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 5.17	—	Existing Affiliate Transactions
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.05	—	Asset Sales
Schedule 6.09	—	Existing Restrictions
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Guarantee Agreement
Exhibit C-1	—	Form of Notice of Borrowing
Exhibit C-2	—	[Reserved]
Exhibit D	—	Form of Collateral Agreement
Exhibit E-1	—	Form of Pari Passu Intercreditor Agreement
Exhibit E-2	—	[Reserved]
Exhibit E-3	—	Form of Junior Intercreditor Agreement
Exhibit F	—	Form of Intercompany Note
Exhibit G	—	Form of VCOC Letter
Exhibit H	—	[Reserved]
Exhibit I	—	[Reserved]
Exhibit J	—	[Reserved]
Exhibit K	—	[Reserved]
Exhibit L	—	[Reserved]
Exhibit M	—	[Reserved]
Exhibit N-1	—	Form of United States Tax Compliance Certificate 1
Exhibit N-2	—	Form of United States Tax Compliance Certificate 2
Exhibit N-3	—	Form of United States Tax Compliance Certificate 3
Exhibit N-4	—	Form of United States Tax Compliance Certificate 4
Exhibit O	—	Form of Note
Exhibit P	—	Form of Solvency Certificate

CREDIT AGREEMENT dated as of December 3, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among Gogo Inc., a Delaware corporation (“Holdings”), Gogo Intermediate Holdings LLC, a Delaware limited liability company (“Gogo” or the “Borrower”), the Lenders party hereto and HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent.

Preliminary Statements:

WHEREAS, in order to finance the Transactions (including the Transaction Costs), the Borrower has requested that the Lenders extend credit in the form of Initial Term Loans in an aggregate principal amount of $250,000,000 on the Effective Date.

WHEREAS, the proceeds of the Loans borrowed on the Effective Date will be used to fund (x) any original issue discount or upfront fees in connection with the Loans, (y) the Transactions and (z) the Transaction Costs.

WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition” means the acquisition by Buyer (as defined below), directly or indirectly, of all of the Purchased Equity (as defined below), pursuant to that certain Purchase Agreement (including all schedules, annexes and exhibits thereto, and as amended or modified from time to time, the “Acquisition Agreement”), dated as of September 29, 2024, by and among Gogo Direct Holdings LLC, a Delaware limited liability company (“Buyer”), Satcom Direct Holdings, Inc., a Delaware corporation, SDHC Holdings, Inc., a Delaware corporation, Satcom Direct Government Holdings, Inc., a Delaware corporation, ndtHost Holdings, Inc., a Delaware corporation, Satcom Direct, Inc., a Florida corporation (“Satcom Direct”), Satcom Direct Holding Company, LLC, a Florida limited liability company (“SDHC”), Satcom Direct Government, Inc., a Florida corporation (“Satcom Government”), ndtHost, LLC, a Florida limited liability company (“ndtHost”, together with Satcom Direct, SDHC, and Satcom Government, collectively, the “Parent Companies”).

“Acquisition Agreement” has the meaning given to such term in the definition of “Acquisition.”

“Administrative Agent” means HPS Investment Partners, LLC, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders in writing.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Holdings or the GTCR Group.

“Affiliated Lender” means, at any time, any Lender that is any Person (other than Holdings or any of its Subsidiaries) contemplated by the definition of the GTCR Group at such time.

“Agent” means any of the Administrative Agent, the Collateral Agent, any successors and assigns of the foregoing in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreement” has the meaning given to such term in the preliminary statements hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.17.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Term SOFR for a one-month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, respectively.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Asset Disposition Percentage” means, for any Asset Disposition Prepayment Event, 100%.

“Applicable Country” means (i) Canada, Cayman Islands, Ireland, Luxembourg and the United Kingdom and (ii) any other country or jurisdiction in which a Foreign Subsidiary that the Borrower elects to add as a Subsidiary Loan Party pursuant to Section 5.11(a) is incorporated or organized that is reasonably acceptable to the Administrative Agent.

“Applicable Rate” means, for any day, with respect to any Initial Term Loan that is an ABR Loan or SOFR Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Term SOFR Spread” as the case may be, based upon the Total Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of this clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended March 31, 2025 the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Total Net Leverage Ratio	ABR Spread	Term SOFR Spread
Category 1 Greater than 2.25 to 1.00	5.00%	6.00%
Category 2 Equal to or less than 2.25 to 1.00 but greater than 1.50 to 1.00	4.75%	5.75%
Category 3 Equal to or less than 1.50 to 1.00	4.50%	5.50%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Required Lenders, shall be based on the rates per annum set forth in the next highest category if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) within thirty (30) days after the time periods specified herein for such delivery, during the period commencing on the date that is thirty (30) days after the date such financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b) until the date that such financial statements are so delivered.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Disposition Prepayment Event” means any Prepayment Event pursuant to clause (a) of the definition thereof.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04(b)), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Available Amount” means, as of any date of determination, a cumulative amount equal to (without duplication):

(a) the greater of $70,000,000 and 50.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time, plus

(b) (x) 100% of Consolidated EBITDA determined on a cumulative basis during the period beginning on the first day of the fiscal quarter in which the Effective Date occurred and ending on the last day of the last fiscal quarter preceding the date of determination for which financial statements of the Borrower have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) (which amount shall never be less than $0) minus (y) an amount equal to 1.40 multiplied by Consolidated Cash Interest Expense for such period (provided that if the deduction pursuant to this clause (y) would result in the amount calculated pursuant to this clause (b) to be less than $0, such amount shall be deemed to be $0), plus

(c) to the extent not included in Consolidated Net Income, returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount and cash received from the sale of Investments made using the Available Amount or pursuant to Section 6.04(o) or (cc), plus

(d) Investments of the Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary, non-Subsidiary joint venture or minority investment made using the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary, or the assets of which has been transferred to a Loan Party or any of its Restricted Subsidiaries (up to the fair market value determined in good faith by the Borrower of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation), plus

(e) to the extent not included in Consolidated Net Income, the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary), non-Subsidiary joint venture or minority investment received by the Borrower or any Restricted Subsidiary (or the fair market value of the assets thereof that have been transferred to the Borrower or any Restricted Subsidiary), plus

(f) to the extent not included in Consolidated Net Income, dividends, profits, or other distributions, returns on capital or similar amounts received by Holdings, the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, non-Subsidiary joint venture or minority investment (or from the sale of the assets thereof), plus

(g) to the extent not included in Consolidated Net Income, the aggregate proceeds and the fair market value (as reasonably determined by the Borrower) of marketable securities or other property received by the Borrower or a Restricted Subsidiary since the Existing Credit Agreement Date from any Person other than the Borrower or a Restricted Subsidiary, plus

(h) the aggregate amount of any Retained Declined Proceeds since the Existing Credit Agreement Date, to the extent not applied to prepay any Permitted Junior Priority Refinancing Debt or pari passu Indebtedness as contemplated by Section 2.11(e) and Section 6.07(b).

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a) the Net Proceeds of new public or private issuances of Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts (as defined in the Existing Credit Agreement)) in the Borrower or any direct or indirect parent of the Borrower which are contributed to the Borrower, plus

(b) capital contributions received by the Borrower after the Existing Credit Agreement Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest), plus

(c) the net cash proceeds received by the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Existing Credit Agreement Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d) returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount, plus

(e) capital contributions in respect of Term Loans acquired by Affiliated Lenders (including Affiliated Debt Funds) that have been contributed to Holdings and subsequently contributed to the Borrower (other than in respect of any Disqualified Equity Interest and excluding amounts received from the Borrower or any Restricted Subsidiary) and cancelled after the Existing Credit Agreement Date and on or prior to such date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof), that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.25.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Basel III” means: (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and (B) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.25.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for the applicable Benchmark Replacement Date: the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined as described above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent and the Borrower shall use commercially reasonable efforts to satisfy Treasury Regulations Section 1.1001-6 and/or any similar or related Internal Revenue Service guidance to the effect that the establishment of such Benchmark Replacement (together with any necessary or related changes) will not result in a deemed exchange for U.S. federal income tax purposes of any Loan under this Agreement or any other Obligation evidenced by any Loan Document.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each ten-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.25 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes and under any Loan Document in accordance with Section 1.10.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, and (c) any Person whose assets include (for purposes of the ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Gogo. The term “Borrower” shall also include any Successor Borrower created pursuant to Section 6.03(a)(iv).

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $5,000,000.

“Borrowing Multiple” means $1,000,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Requirements of Law to remain closed.

“Buyer” has the meaning given such term in the definition of “Acquisition.”

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation, to the extent that financial reporting shall not be affected hereby or thereby. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP as in effect on December 31, 2018, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided further that all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Cash Expenditures” means the sum, without duplication, of:

(a) without duplication of the amounts in clause (e) below in prior fiscal years, the amount of capital expenditures and intellectual property development expenditures made in cash during such period, except to the extent that such expenditures were financed with the proceeds of long-term Indebtedness (other than revolving loans) of the Borrower and its Restricted Subsidiaries;

(b) the aggregate amount of all mandatory principal payments or scheduled amortization installments of Indebtedness (including (1) the principal component of payments in respect of Capitalized Leases and (2) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase), but excluding all other prepayments of Term Loans and other Senior Secured First Lien Indebtedness and all prepayments of revolving loans made during such period, other than (A) in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder and (B) to the extent financed with the proceeds of other long-term Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(c) at the option of the Borrower, without duplication of amounts pursuant to clause (e) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions made in accordance with Section 6.04 (other than Investments pursuant to Section 6.04(a), (c), (e)(ii), (g), (k), (o), (p), (q) or (hh)), in each case, to the extent that such Investments and acquisitions were not financed with the proceeds of long-term Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;

(d) at the option of the Borrower, the amount of dividends and other Restricted Payments (including the amount of Tax Distributions made by the Borrower during such period or payable after such period in respect of income generated during such period) pursuant to Section 6.07(a) (other than pursuant to Section 6.07(a)(i), (a)(viii), (a)(xiv), (a)(xvi) or (a)(xvii)(2)), in each case to the extent not deducted in arriving at Consolidated Net Income and paid in cash during such period, to the extent such dividends and Restricted Payments were not financed with the proceeds of long-term Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries; provided that any amount included pursuant to this clause (d) for such period in respect of amounts payable during a subsequent period shall not be included in any subsequent period and, to the extent not actually paid during such subsequent period, shall be subtracted from Cash Expenditures for such subsequent period;

(e) at the option of the Borrower, and without duplication of amounts included in Cash Expenditures in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period, in each case relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments pursuant to Section 6.04(a) and Investments pursuant to Section 6.04(a), (c), (e)(ii), (g), (k), (o), (p), (q) or (hh)) or capital expenditures (including Capitalized Software Expenditures or other purchases or development of Intellectual Property) to be consummated or made during the immediately subsequent six-month period; provided, that to the extent the aggregate amount of cash (to the extent not consisting of proceeds of long-term Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries) actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such immediately succeeding six-month period is less than the Contract Consideration, the amount of such shortfall shall be subtracted from Cash Expenditures at the end of such Test Period;

(f) the aggregate amount of payments and expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and restructuring charges) to the extent that such payments and expenditures are not expensed or did not otherwise reduce Consolidated Net Income or are added back to Consolidated Net Income during such period; and

(g) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Cash Interest Coverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (1) Consolidated EBITDA to (2) Consolidated Cash Interest Expense for such Test Period.

“Cash Management Obligations” means (a) obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in an amount in excess of $15,000,000 in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Sections 956 and 957 of the Code.

“Change in Control” means (a) the failure of Holdings directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower, or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders, (directly or indirectly, including through one or more holding companies), of the Equity Interests in Holdings representing 50% or more of the aggregate ordinary voting power for the election of members of the Board of Directors of Holdings represented by the issued and outstanding Equity Interests in Holdings, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings. For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (b) of this definition is triggered.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (ii) the right to acquire Equity Interests (so long as such Person does not have the right to direct the voting of the Equity Interests subject to such right) or any veto power in connection with the acquisition or disposition of Equity Interests will not cause a party to be a beneficial owner.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States, Canada, the European Union, United Kingdom or other foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, to the extent enacted, adopted, promulgated or issued after the date of this Agreement, for purposes of Section 2.15.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments and Other Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” has the meaning given to such term in Section 8.01(b) and its successors in such capacity as provided in Article VIII.

“Collateral Agreement” means the Collateral Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) Holdings, the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, the Borrower and each Subsidiary Loan Party either (x) a counterpart of each applicable Security Document duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), either (A) to the extent applicable, a supplement to each applicable Security Document, substantially the form specified therein, duly executed and delivered on behalf of such Person or (B) a Security Document, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, to the extent reasonably requested by the Administrative Agent, documents of the type referred to in Section 4.01(d) within the time periods set forth in Sections 5.11 and 5.12;

(b) all outstanding Equity Interests of the Borrower, and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged, charged or otherwise made subject to security pursuant to the applicable Security Document, and, subject to the Pari Passu Intercreditor Agreement, the Administrative Agent shall have received certificates, if any, representing all such Equity Interests to the extent constituting “certificated securities”, together with all certificates, documents of title and other documentary evidence of ownership and undated stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case, to the extent required to perfect the security interest therein under the laws of the United States or any state thereof;

(c) if any Indebtedness for borrowed money of Holdings, the Borrower or any Subsidiary in a principal amount of $25,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness shall be evidenced by a promissory note, such promissory note shall be pledged or otherwise secured pursuant to the applicable Security Document, and subject to the Pari Passu Intercreditor Agreement, the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property Security Agreements with respect to any Trademarks, Patents and Copyrights that are registered, issued or applied-for in the United States and that constitute Collateral, for the filing with the United States Patent and Trademark Office and the United States Copyright Office to the extent required by this Agreement, the Security Documents, Requirements of Law and as reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property (if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax is imposed on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value of such Mortgaged Property, as reasonably determined by Holdings), (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement) as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 5.07(b), (iv) in each case if reasonably requested by the Administrative Agent, a customary legal opinion with respect to each such Mortgage, from counsel qualified to opine in each jurisdiction (i) where a Mortgaged Property is located regarding the enforceability of the Mortgage and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized or incorporated, regarding the due authorization, execution and delivery of such Mortgage, and in each case, such other customary matters as may be in form and substance reasonably satisfactory to the Administrative Agent, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2021 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise reasonably satisfactory to the Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), is excessive in relation to the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents; (c) in no event shall control agreements or other control or similar arrangements be required with respect to cash, Permitted Investments, other deposit accounts, securities and commodities accounts (including securities entitlements and related assets), letter of credit rights or other assets requiring perfection by control (but not, for avoidance of doubt, possession); (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States (or any state, commonwealth or territory thereof or the District of Columbia) or with respect to an Electing Foreign Guarantor, its Applicable Country, or to perfect or make enforceable any security interests in any such assets (it being understood that all security granted by a Loan Party located in the United States (or any state, commonwealth or territory thereof or the District of Columbia) (other than Mortgages) shall be governed by the law of the state of New York); (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f) other than the filing of UCC financing statements (and, if applicable, corresponding or customary filings in an Applicable Country with respect to an Electing Foreign Guarantor), no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $25,000,000; (g) in no event shall any Loan Party be required to complete any filings or other action (including entering into any source code escrow arrangements or seeking registration of any Copyrights) with respect to security interests in Intellectual Property beyond the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements (and, if applicable, corresponding or customary filings in an Applicable Country with respect to an Electing Foreign Guarantor)); (i) in no event shall environmental reports be required to be delivered to the Administrative Agent or the Lenders; (j) in no event shall notices be required to be sent to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Loans have been accelerated pursuant to Section 7.01 or are otherwise due and payable in full; and (l) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement (including as set forth on Schedule 5.14) or the Security Documents.

“Commitment” means with respect to any Lender, its Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires).

“Commitment Letter” means the commitment letter between the Borrower and the Administrative Agent dated as of November 4, 2024.

“Communications Act” means the Communications Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the FCC or any other similar or successor agency thereunder.

“Communications Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by a Governmental Authority (including the FCC) relating in any way to the use of radio frequency spectrum or the offering or provision of video, communications, telecommunications or information services (including the Communications Act).

“Compliance Certificate” means the certificate required to be delivered pursuant to Section 5.01(d).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Cash Interest Expense” means cash interest expense (including respect of Capital Lease Obligations and dividends in respect of Disqualified Equity Interests), net of cash interest income of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other cash fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Swap Agreements, but excluding, for the avoidance of doubt, (a) any non-cash interest expense, (b) capitalized interest, whether paid or accrued, (c) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (d) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (e) any expenses resulting from discounting of Indebtedness in connection with the application of recapitalization account or purchase accounting, (f) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or purchase accounting, (g) the accretion or accrual of, or accrued interest on, discounted liabilities (other than indebtedness) during such period, (h) non-cash interest expense attributable to the movement of the mark-to-market valuation of hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (k) all non-recurring interest expenses consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (l) expensing of bridge, arrangement, structuring, commitment or other financing fees; provided however for purposes of determining the Cash Interest Coverage Ratio for any relevant Test Period prior to the first anniversary of the Effective Date, Consolidated Cash Interest Expense shall be calculated on an annualized basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted (and not added back), other than with respect to clauses (xvi), (xx) and (xxi), in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest expense in accordance with GAAP plus (C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and banker’s acceptance fees and costs of surety bonds in connection with financing activities, plus (F) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility plus (G) all cash dividend payments on any series of preferred stock or Disqualified Equity Interests, in each case, that constitutes Indebtedness;

(ii) provision for taxes based on income, profits or capital and sales taxes, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;

(iii) Non-Cash Charges as elected by the Borrower;

(iv) operating expenses incurred on or prior to the Effective Date attributable to (A) salary obligations paid to employees terminated prior to the Effective Date and (B) wages paid to executives in excess of the amounts Gogo and its Subsidiaries are required to pay pursuant to any employment agreements;

(v) extraordinary charges, expenses or losses in accordance with GAAP;

(vi) unusual, exceptional or non-recurring charges, expenses or losses and any other charge, expense or loss not in the ordinary course of business (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), integration costs, severance, relocation costs, office and facilities’ opening costs and other business optimization expenses (including related to new product introductions and new system design and implementation costs), recruiting costs and fees, signing fees, expenses, costs and bonuses, retention or completion bonuses, contract termination costs, transaction fees and expenses, transition costs, systems establishment costs, costs related to closure/consolidation of office and facilities, costs related to the implementation of operational and reporting systems and technology initiatives, consulting fees and expenses, any one time expense relating to enhanced accounting function or other transaction costs (including those associated with becoming a standalone entity or a public company), expenses relating to any decommissioning or reconfiguration of fixed assets for alternative use, costs incurred in connection with acquisitions and non-recurring intellectual property development, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), project start up costs, Public Company Costs or any other costs incurred in connection with any of the foregoing;

(vii) restructuring costs, charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves, including with respect to the items described in clause (III) below), whether or not classified as restructuring expense on the consolidated financial statements;

(viii) minority interest expense and the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income;

(ix) the amount of expenses relating to payments made to option holders of the Borrower, Holdings or any Holdings Parent in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by the Loan Documents;

(x) (A) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) and (B) any net loss from operations expected to be disposed of, abandoned or discontinued within twelve months after the end of such period;

(xi) any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such loss has not been realized);

(xii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xiii) [reserved];

(xiv) any costs or expenses incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests);

(xv) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xvi) (A) any add-backs and adjustments of the type set forth in the Model or the Information Memorandum, (B) adjustments specified in any quality of earnings or similar report prepared by independent certified public accountants of nationally recognized standing or any other accounting firm reasonably acceptable to the Administrative Agent in connection with any acquisition and (C) adjustments consistent with Regulation S-X;

(xvii) the amount of losses on Dispositions of accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(xviii) any increase in expenses resulting from the revaluation of inventory (including any impact of changes of inventory valuation policy methods including changes in capitalization of variances), other inventory adjustments or any increase in expenses due to purchase accounting;

(xix) charges, losses or expenses to the extent indemnified or insured or reimbursed or otherwise paid in cash by a third party (or reasonably expected to be so paid or reimbursed within 365 days after the end of such period (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days));

(xx) [reserved];

(xxi) to the extent that any Holdings Parent Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (a)(i) through (xx) above had such charge, tax or expense been incurred directly by Holdings, such Holdings Parent Specified Expenses; and

(xxii) costs, charges, accruals, reserves or expenses (including rationalization, legal, tax, structuring, financial advisory, investment banking, any transaction or retention bonus or similar payment and fees, costs and expenses of any counsel, consultants or other advisors and other costs and expenses) attributable to the undertaking and/or implementation of any Specified Transaction or any of the items in clause (b) and/or clauses (II) and (III) to the proviso below (in each case, whether or not consummated); plus

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions, other operating improvements and “run rate” synergies related to the Transactions, any Specified Transaction, any restructuring, cost saving initiative or other initiative, in each case, which are factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be taken (in the good faith determination of the Borrower), in each case on or prior to the date that is 24 months after such Transactions, Specified Transaction, restructuring, cost saving initiative or other initiative is initiated (including new contracts and optimization actions and including actions initiated prior to the Effective Date) (which cost savings, operating expense reductions, other operating improvements and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clauses (a)(vi) and (a)(vii) above or in the definition of “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken); plus

(c) to the extent covered by business interruption insurance and actually reimbursed or otherwise paid in cash, expenses or losses relating to business interruption or, so long as Holdings or the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); less

(d) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains and any other gains not in the ordinary course of business;

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business); and

(iv) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xii) and (a)(xiii) above; plus in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that:

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging,

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business, line of business, division, business unit or asset acquired by Holdings, the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business, line of business, division, business unit or assets to the extent not so acquired) (including the commencement of activities constituting such business) (each such Person, property, business, line of business, division, business unit or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, (B) an adjustment equal to the amount of the Pro Forma Adjustment for such period (including the portion thereof occurring prior to such acquisition or conversion) and (C) the aggregate amount of consolidated net income projected by the Borrower in good faith to result from binding contracts (or amendments or supplements to existing contracts) entered into (or reasonably anticipated to be entered into (including amendments and supplements to existing contracts), as determined by the Borrower in good faith) (x) during such period, (y) after such period or (z) prior to the commencement of such period if, in the case of this clause (z), as of such date, the expected full run-rate benefit of such previously entered into contract (together with any amendments or supplements thereto up to the date of determination) shall not have been realized (as determined by the Borrower in good faith);

(iii) there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, line of business, division, business unit or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business, line of business, division, business unit or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business, line of business, division, business unit or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal);

(iv) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment permitted hereunder); and

(v) to the extent not already included in Consolidated Net Income, Consolidated EBITDA shall include the amount of proceeds received or due from reimbursement of expenses and charges pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

For the purposes of determining Consolidated EBITDA with respect to each fiscal quarter ended prior to September 30, 2024, Consolidated EBITDA for such fiscal quarter shall be deemed to equal the below amounts set forth next to each fiscal quarter ending on the dates set forth below (such amounts, “Deemed EBITDA”) (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any Pro Forma Adjustment, any calculation on a Pro Forma Basis or any adjustment pursuant to clause (b)(i) above); provided that in no event shall any Deemed EBTIDA amount (including after giving effect to any adjustments pursuant to the foregoing parenthetical) be greater than “Consolidated EBITDA” under, and for purposes of, the Existing Credit Agreement for any such period.

Quarter Ended	Consolidated EBITDA
December 31, 2023	$69,806,477
March 31, 2024	$77,181,998
June 30, 2024	$68,103,908
September 30, 2024	$73,439,151

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of any change in accounting principles during such period,

(c) any Transaction Costs incurred during such period,

(d) any accruals, payments, fees, costs and expenses (including rationalization, legal, tax, structuring, financial advisory, investment banking, any transaction or retention bonus or similar payment and fees, costs and expenses of any counsel, consultants or other advisors and other costs and expenses) incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any Specified Transactions, any non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investments (including any earn-outs), Restricted Payments, Dispositions, recapitalization, issuances of Indebtedness or Equity Interests (including any initial public offering) or repayment of debt, refinancing transactions or amendment or other modification of any debt instrument, and restructurings, workouts and extensions and refinancings of any of the foregoing, non-competition agreements, one-time accruals, up-front fees, financing fees, commitment fees, costs, expenses or premiums related to any repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed and including costs and expenses of the Administrative Agent and Lenders that are reimbursed and fees paid to the Permitted Holders) and any charges or non-recurring merger or amalgamation costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f) accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period;

(g) stock-based award compensation expenses,

(h) any income (loss) attributable to deferred compensation plans or trusts,

(i) the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration,

(j) currency translation gains and losses related to currency remeasurements of assets, liabilities or indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(k) costs related to the implementation of operational and reporting systems and technology initiatives; and

(l) the non-cash portion of “straight-line” rent expense less the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense,

There shall be included in Consolidated Net Income, without duplication, (i) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period, (ii) any dividends or other distributions received in cash or other Permitted Investments from Unrestricted Subsidiaries and (iii) the effects from applying acquisition method accounting, including applying acquisition method accounting or recapitalization accounting adjustments to inventory, property and equipment, loans and leases, software, goodwill, in process research and development and other intangible assets and deferred revenue (including deferred costs related thereto) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (including deferred tax assets (without reducing such deferred tax assets by deferred tax liabilities)) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, investments and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis.

“Consolidated Senior Secured First Lien Net Indebtedness” means, as of any date of determination, the aggregate amount of Senior Secured First Lien Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Senior Secured First Lien Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit (and in the case of trade letters of credit, unreimbursed for more than three (3) Business Days) and the principal portion of obligations in respect of Capitalized Leases but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments of the Borrower and its Restricted Subsidiaries (excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, other than any such amounts that are restricted in favor of the Administrative Agent).

“Consolidated Senior Secured Net Indebtedness” means, as of any date of determination, the aggregate amount of Senior Secured Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Senior Secured Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit (and in the case of trade letters of credit, unreimbursed for more than three (3) Business Days) and the principal portion of obligations in respect of Capitalized Leases, but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments of the Borrower and its Restricted Subsidiaries (excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, other than any such amounts that are restricted in favor of the Administrative Agent).

“Consolidated Total Net Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit (and in the case of trade letters of credit, unreimbursed for more than three (3) Business Days) and the principal portion of obligations in respect of Capitalized Leases, but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments of the Borrower and its Restricted Subsidiaries (excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, other than any such amounts that are restricted in favor of the Administrative Agent).

“Consolidated Working Capital” means, at any date, the excess (which may be negative) of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding the current portion of deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Capital Lease Obligations to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes, (v) accrual of any costs or expenses related to restructuring reserves, (vi) the current portion of pension liabilities and (vii) deferred revenue; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations or (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Copyright” has the meaning assigned to such term in the Collateral Agreement.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained by the Borrower (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, original issue discount and upfront fees, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, repayment, replacement or refinancing and the incurrence of such new Credit Agreement Refinancing Indebtedness) plus additional amounts to the extent otherwise permitted to be incurred under this Agreement (which additional amounts, for the avoidance of doubt, shall constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted to be incurred), (b) (i) except in the case of Extendable Bridge Loans, does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt and (ii) if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, does not have scheduled amortization or required payments of principal prior to the maturity date of the Refinanced Debt (except in the case of Extendable Bridge Loans) (except for customary payments in respect of asset sales, insurance and condemnation proceeds events, change of control or similar events and AHYDO catch up payments and offers to purchase upon an event of default), (c) shall not be guaranteed by any entity that is not, or that does not substantially concurrently become, a Loan Party, (d) in the case of any secured Indebtedness that is (i) not secured by any assets not securing the Secured Obligations and (ii) subject to the relevant Intercreditor Agreement(s), (e) solely in the case such Credit Agreement Refinancing Indebtedness is pari passu in right of payment and security with the Initial Term Loans, such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis (or on less than a pro rata basis if the Borrower and the Lenders thereunder elect lesser payments) (but not greater than pro rata basis) in any mandatory prepayments hereunder (other than mandatory prepayments resulting from a refinancing of any facility which may be applied exclusively to the facility being refinanced), and (f) has covenants and events of default (excluding, for the avoidance of doubt, pricing, interest rate margins, rate floors, discounts, fees, collateral, guarantees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the covenants and events of default of this Agreement (when taken as a whole) are to the Lenders (unless (x) such covenants or other provisions are applicable only to periods after the maturity date of the Refinanced Debt at the time of such refinancing, (y) the Lenders under the Initial Term Loans also receive the benefit of such more favorable covenants and events of default (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness, or (ii) with respect to any “springing” financial maintenance covenant or other covenant only applicable to, or for the benefit of, a revolving credit facility, also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) or (iii) only applicable after the Latest Maturity Date at the time of such refinancing) or (z) such terms and conditions are otherwise on current market terms (in the good faith judgment of the Borrower)). For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refund, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes “Credit Agreement Refinancing Indebtedness” and (y) such Credit Agreement Refinancing Indebtedness shall not be subject to any “most favored nation” pricing provisions.

“Debt Repayment” has the meaning assigned to such term in Section 4.01(l)(i).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder (or otherwise failed to pay over to the Administrative Agent any amounts owed by such Lender hereunder), including in respect of its Loans, within one (1) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become or is insolvent (or has admitted in writing that it is insolvent), (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial part of its assets or a custodian appointed for it or a substantial part of its assets, (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (v) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, where such ownership interest or proceeding does not result in or provide such Lender or Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Person.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Derivative Instrument” means with respect to a Person, any contract or instrument to which such Person is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any portion thereof) are based on the value and/or performance of the Loans and/or any “Deliverable Obligations” or “Obligations” (as defined in the ISDA CDS Definitions) with respect to the Loan Parties; provided that a “Derivative Instrument” will not include any contract or instrument that is entered into pursuant to bona fide market-making activities.

“Designated Acquired Subsidiaries” means Satcom Direct, International, Limited; Satcom Direct Pte. Ltd.; Satcom Direct Australia Pty. Ltd.; and Satcom Direct Capacidade Satelital Ltda., each of which constitute non-Loan Party Subsidiaries as of the Effective Date.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Dispose” and “Disposition” each have the meaning assigned to such term in Section 6.05.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period through (but not after) the date of such disposition or conversion, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death or disability.

“Disqualified Lenders” means (i) those Persons identified by the Borrower to the Administrative Agent in writing prior to the Effective Date as being “Disqualified Lenders”, (ii) those Persons who are competitors of the Borrower and its Subsidiaries, (iii) Excluded Affiliates, (iv) in the case of each Person identified pursuant to clauses (i) or (ii) above, any of their Affiliates that are either (x) identified in writing by the Borrower to the Administrative Agent from time to time or (y) known or reasonably identifiable as an Affiliate of any such Person, but excluding any Affiliate that is primarily engaged in, or that advises funds other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such

Person included pursuant to clause (ii) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity (provided, further that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender (or prior participation in the Loans) so long as such Lender or Participant continues to hold or participate in such Loans) and (v) at any time, or with respect to any action (or proposed action) in connection with which, a Net Short Representation is required to be made (or deemed made) hereunder, any Lender (or prospective Lender) that the Borrower has designated in a written notice to the Administrative Agent as a Disqualified Lender on the basis that the Borrower has determined in good faith that such Person has breached its Net Short Representation at such time or in connection with such action (or proposed action). Upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is a Disqualified Lender, the Administrative Agent shall be permitted to disclose to such Lender the list of Disqualified Lenders.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized or incorporated in the United States (or any state thereof or the District of Columbia).

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Senior Secured First Lien Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such fiscal year is (a) greater than 3.75 to 1.00, 75% of Excess Cash Flow for such fiscal year or (b) less than or equal to 3.75 to 1.00, 50% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means December 3, 2024.

“Effective Date Loan Parties” means (i) Holdings, (ii) the Borrower and (iii) each other Restricted Subsidiary of the Borrower that is a Loan Party as of the Effective Date (which does not include any members of the Acquired Business (as defined in the Acquisition Agreement) until such time as the applicable members are joined as Loan Parties in accordance with the terms hereof).

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any underwriting, arrangement, syndication, commitment, unused line, prepayment, amendment, structuring, ticking or other similar fees payable in connection therewith (regardless of whether paid in whole or in part to the relevant lenders); provided that with respect to any Indebtedness that includes a “Term SOFR floor” or “Base Rate floor,” (i) to the extent that the Term SOFR or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the Term SOFR or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Electing Foreign Guarantor” means any Foreign Subsidiary domiciled in an Applicable Country that, at the option and in the sole discretion of the Borrower, has been designated a Subsidiary Loan Party in an Applicable Country in accordance with Section 5.11.

“Electing Guarantor” means any Excluded Subsidiary that, at the option and in the sole discretion of the Borrower, has been designated a Subsidiary Loan Party in accordance with Section 5.11.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, the Borrower or any of their respective Affiliates), other than, in each case, (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by a natural person), (ii) a Defaulting Lender or (iii) a Disqualified Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment made to a Disqualified Lender unless (A) such assignment resulted from the Administrative Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (B) such assignment resulted from a material breach of the Loan Documents by the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether evidenced by share certificates (or similar) or not).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Pension Plan or by application of Section 4069 of ERISA with respect to any terminated plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or to an intention to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities plus any deposit to cover accrued interest or other breakage costs or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the lawful single currency of any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v) all cash taxes and cash distributions deducted from Consolidated Net Income, less

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income of proceeds received or due from business interruption insurance or reimbursement of expenses and charges pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement to the extent such amounts are due but not received during such period) and cash charges, expenditures and losses added to (or excluded from the determination of) Consolidated Net Income pursuant to clauses (a) through (l) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of long-term Indebtedness (other than revolving loans) incurred on the Effective Date),

(ii) [reserved],

(iii) [reserved],

(iv) an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period,

(vi) cash payments by the Borrower of the Earnout Payment (as defined in the Acquisition Agreement) to the extent then due and payable by the Borrower,

(vii) [reserved]

(viii) [reserved];

(ix) [reserved],

(x) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period,

(xi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, in each case to the extent not deducted in determining Consolidated Net Income,

(xii) [reserved],

(xiii) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(xiv) the aggregate amount of Transaction Costs incurred during such period; and

(xv) without duplication of other items in this clause (b), the amount of Cash Expenditures for such period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Affiliates” means (a) any Affiliates of the Administrative Agent that are engaged as principals primarily in private equity, mezzanine financing or venture capital transactions or any such Affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents and (b) any Affiliates of the Administrative Agent and any of their employees that are engaged directly or indirectly in the sale of Gogo as sell-side representatives or any such Affiliate’s officers, directors, legal counsel, independent auditors, professionals and other experts or agents (other than, in the case of clauses (a) and (b) above, (x) such employees that are required, in accordance with industry regulations or the Administrative Agent’s (or its Affiliate’s) internal policies and procedures, to act in a supervisory capacity or (y) the Administrative Agent’s (or its Affiliate’s) internal legal, compliance, risk management, credit or investment committee members).

“Excluded Assets” means (a) any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) motor vehicles and other assets subject to certificates of title or ownership (to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement), (c) letter of credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement), (d) commercial tort claims with a value of less than $25,000,000, (e) Excluded Equity Interests, (f) any lease, contract, license, sublicense, other agreement or document, government approval, charter, authorization or franchise (or any asset subject to such agreement or arrangement) with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations would require the consent of a third party (unless such consent has been received) or violate or invalidate, constitute a breach of or a default under, or create a right of termination in favor of any party (other than any Loan Party) to, such lease, contract, license, sublicense, other agreement or document, government approval, charter, authorization or franchise (but after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law), (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law), (h) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other Intellectual Property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such Intellectual Property under applicable law, (i) any asset (including Equity Interests) if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law, rule or regulation, contractual obligation existing on the Effective Date (or, if later, the date the Person owning the asset becomes a Restricted Subsidiary, so long as the applicable contractual obligation was not entered into in contemplation of such Person becoming a Restricted Subsidiary) or agreements with any Governmental Authority (other than to the extent that any such prohibition would be rendered ineffective pursuant to the applicable anti-assignment provisions of the Uniform Commercial Code, or any other applicable Requirements of Law) or which would require consent, approval, license or authorization from any Governmental Authority or regulatory authority (provided that there shall be no requirement to obtain the consent of any governmental authority or third party, including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), unless such consent, approval, license or authorization has been received, (j) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time) and pledges and security interests prohibited by applicable law, rule or regulation or agreements with any Governmental Authority, (k) Securitization Assets subject to a Qualified Securitization Facility, (l) cash, Permitted Investments and any Deposit Accounts (as defined in the Collateral Agreement) (other than cash, Permitted Investments and Deposit Accounts representing proceeds of other “Collateral”), any Securities Account (as defined in the Collateral Agreement), commodities account or similar account (including securities entitlements and related assets) (except in each case to the extent perfected solely through the filing of a UCC financing statement) and any other assets requiring perfection through control agreements or perfection by “control”, other than with respect to the pledge of Equity Interests by a Loan Party, (m) other than with respect to any Equity Interests, any assets located or titled outside of the United States or, in the case of any Electing Foreign Guarantor, any Applicable Country, (n) any assets to the extent that the granting of a Lien thereon to secure the Secured Obligations could reasonably be expected to result in adverse (other than de minimis consequences) tax consequences or adverse regulatory consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), in each case, as reasonably determined by the Borrower, (o) any assets with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences (including adverse tax consequences) of pledging such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (p) any aircraft, airframes, aircraft engines or helicopters, or any Equipment (as defined under the UCC) or other assets constituting a part hereof, to the extent a Lien on any such assets may not be perfected by the filing of a UCC-1 financing statement or (q) leased cell towers to the extent a leasehold mortgage is required to create or perfect a security interest therein.

“Excluded Equity Interests” means Equity Interests in any (a) Unrestricted Subsidiary, (b) Immaterial Subsidiary, (c) Subsidiary of a Loan Party that is a CFC (except that voting Equity Interests constituting up to 65% of the combined voting power and non-voting Equity Interests of any CFC that is owned directly by Loan Parties that are not CFCs, other than a Loan Party described in clause (e) of this definition of “Excluded Equity Interests,” shall not be Excluded Equity Interests), (d) joint ventures and Non-Wholly Owned Subsidiaries to the extent a security interest therein would be prohibited by the terms of the applicable Person’s organizational or joint venture document (after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code), (e) direct or indirect Subsidiary of Holdings that has no material assets other than the equity and/or debt of one or more CFCs and cash or cash equivalents (except that voting Equity Interests up to 65% of the combined voting power and non-voting Equity Interests of any such Subsidiary that is owned directly by Loan Parties shall not be Excluded Equity Interests) and (f) not-for-profit Subsidiary, captive insurance company or special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, (b) each Subsidiary listed on Schedule 1.01, (c) any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation existing on the Effective Date or, if later, the date such Subsidiary first becomes a Restricted Subsidiary (but, in the case of a contractual obligation, to the extent not incurred in contemplation of such Subsidiary becoming a Restricted Subsidiary), from guaranteeing the Secured Obligations or which would require any governmental or regulatory consent, or third party consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained, (d) any Immaterial Subsidiary, (e) any Subsidiary to the extent the provision of a Guarantee by such Subsidiary could reasonably be expected to result in adverse (other than de minimis) tax consequences as reasonably determined by the Borrower, (f) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed in writing), the cost, burden or other consequences of providing the Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended, (h) any not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries, (i) any Foreign Subsidiary other than a Foreign Subsidiary that becomes a Loan Party pursuant to Section 5.11, (j) any direct or indirect Subsidiary of a CFC that is a direct or indirect Subsidiary of the Borrower or any other Subsidiary, (k) any direct or indirect Foreign Subsidiary of any Loan Party that is a CFC, (l) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (m) any direct or indirect Subsidiary of any Loan Party that has no material assets other than the equity and/or debt of one or more CFCs or other entities described in this clause (m) and cash or cash equivalents (and any direct or indirect Subsidiary of such Subsidiary), (n) each Unrestricted Subsidiary, (o) any Subsidiary for which the providing of a Guarantee could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors (or other governing body) or managers and (p) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or other Investment not prohibited by this Agreement) financed with Indebtedness permitted under Section 6.01 hereof as assumed Indebtedness and any Restricted Subsidiary thereof that Guarantees such Indebtedness, in each case to the extent such Indebtedness prohibits such Subsidiary from becoming a Loan Guarantor; provided that any Immaterial Subsidiary that is a signatory to any Collateral Agreement or the Guarantee Agreement shall be deemed not to be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents unless the Borrower has otherwise notified the Administrative Agent.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net income (however denominated) and franchise Taxes (i) imposed on it by a jurisdiction as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) that are Other Connection Taxes, (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above or that are Other Connection Taxes, (c) any withholding Tax imposed pursuant to FATCA, (d) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(f), and (e) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19 hereto, any withholding Taxes imposed on amounts payable to a Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of April 30, 2021 (the “Existing Credit Agreement Date”), by and among Holdings, the Borrower, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the Effective Date, or otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time after the Effective Date not in contravention of Section 6.10.

“Existing Credit Agreement Date” has the meaning given such term in the definition of “Existing Credit Agreement.”

“Extendable Bridge Loans” means bridge facilities which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Latest Maturity Date for the Initial Term Loans.

“FAA” means the Federal Aviation Administration, and any successor agency of the United States government exercising substantially equivalent powers.

“FAA Approval” means any governmental certification, authorization or approval granted by the FAA, or by any other Governmental Authority pursuant to applicable law, to any Loan Party or assigned or transferred to any Loan Party pursuant to applicable law.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto), any current or future U.S. Department of the Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing or any treaty, regulation or law implementing any such intergovernmental agreement.

“FCC” means the Federal Communications Commission, and any successor agency of the United States government exercising substantially equivalent powers.

“FCC License” means any governmental authorization granted by the FCC pursuant to the Communications Act or by any other Governmental Authority pursuant to Communications Laws, to any Loan Party or assigned or transferred to any Loan Party pursuant to Communications Laws.

“FCC License Holder” means (a) as of the Effective Date, AC BidCo LLC and (b) after the Effective Date, any Subsidiary that the Borrower designates to hold FCC Licenses.

“FCPA” has the meaning specified in Section 3.16(a).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that the Federal Funds Effective Rate, if negative, shall be deemed to be 0.00%.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means the fee letter between the Borrower and the Administrative Agent dated as of November 4, 2024.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller (or other officer of equivalent duties) of Holdings or the Borrower, as applicable.

“Financial Performance Covenant” has the meaning assigned to such term in the Existing Credit Agreement.

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party and (b) the borrowing of Loans hereunder and the use of the proceeds thereof.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 1.00%.

“Foreign Lender” means a Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Code).

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower, other than a Domestic Subsidiary.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Funds Certain Provision” has the meaning assigned to such term in Section 4.01.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“General Investment Basket” has the meaning given to such term in Section 6.04(m).

“Gogo” has the meaning given to such term in the preliminary statements hereto.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government in any jurisdiction (including any supra national bodies such as the European Union or the European Central Bank).

“GTCR Group” means GTCR LLC, GTCR Fund XII/A LP, GTCR Fund XII/C LP, GTCR Co Invest XII, LP and any of their respective funds or partnerships managed or advised by them, or any of their respective Affiliates (other than any portfolio companies of any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances, wastes, chemicals, pollutants, contaminants of any nature and in any form regulated pursuant to any Environmental Law.

“Holdings” has the meaning given to such term in the preliminary statements hereto. The term “Holdings” shall also include any Successor Holdings created pursuant to Section 6.03(a)(iv).

“Holdings Parent” means any direct or indirect parent company of Holdings.

“Holdings Parent Specified Expenses” shall mean any charge, tax or expense incurred or accrued by Holdings or any Holdings Parent during any period to the extent that the Borrower has made a Restricted Payment (or has made any Investment in lieu thereof pursuant to Section 6.04(l)) to Holdings or such Holdings Parent in respect thereof pursuant to Section 6.07(a)(vii), but in each case limited to the amount of such Restricted Payment or Investment.

“Illegality Notice” has the meaning specified in Section 2.23.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 5.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Net Tangible Assets or (b) Consolidated EBITDA (when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such period.

“Incremental Cap” means, as of any date of determination, the sum of (I)(a) the greater of (A) $80,000,000 and (B) 25% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time (clause (A) and (B) being the “Starter Amount”), plus (b)(i) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.11(a)(i), (ii) the aggregate amount of all Term Loans repurchased and prepaid in a manner not prohibited by Section 9.04(g) (determined based on the face amount of such prepayment rather than the actual cash applied), (iii) [reserved] and (iv) the aggregate principal amount of all Indebtedness secured by the Collateral on a pari passu basis voluntarily prepaid or repurchased (determined based on the face amount of such prepayment rather than the actual cash applied), in each case prior to such date (other than, in each case, prepayments, repurchases and commitment reductions made with the proceeds of the incurrence of long-term Indebtedness (other than revolving loans) (the sum of the amounts set forth in this clause (b), the “Voluntary Prepayment Amount”) plus (II) the maximum aggregate principal amount that can be incurred without causing the Senior Secured First Lien Net Leverage Ratio, after giving effect to the incurrence of any such Indebtedness) (without deducting in calculating the numerator of such Senior Secured First Lien Net Leverage Ratio any cash proceeds thereof, provided that to the extent the proceeds of any such Indebtedness are to be used to repay Indebtedness it shall not limit the Borrower’s ability to give pro forma effect to such repayment and all other adjustments contemplated by the definition of “Pro Forma Basis”), and the use of proceeds thereof, on a Pro Forma Basis (but without giving effect to any simultaneous incurrence of any Indebtedness made pursuant to the foregoing clause (I)) (i) to exceed 3.00 to 1.00 for the most recent Test Period ended or (ii) [reserved]; provided, that in the case of Indebtedness that is secured by the Collateral on a junior lien basis to the Secured Obligations, in lieu of complying with the Senior Secured First Lien Net Leverage Ratio set forth above in this clause (II), the Senior Secured Net Leverage Ratio, after giving effect to the incurrence of such junior lien Indebtedness (without deducting in calculating the numerator of such Senior Secured Net Leverage Ratio any cash proceeds thereof, provided that to the extent the proceeds of any such Indebtedness are to be used to repay Indebtedness it shall not limit the Borrower’s ability to give pro forma effect to such repayment and all other adjustments contemplated by the definition of “Pro Forma Basis”) and the use of proceeds thereof, shall (i) not exceed 5.50 to 1.00 on a Pro Forma Basis for the most recent Test Period ended or (ii) if incurred in connection with a Permitted Acquisition or other permitted Investment, not increase immediately after giving effect to such Permitted Acquisition or Investment; provided, further, that if such Indebtedness is unsecured or secured by assets not constituting Collateral, in lieu of complying with the Senior Secured First Lien Net Leverage Ratio set forth above in this clause (II), either (A) the Total Net Leverage Ratio, after giving effect to the incurrence of such Indebtedness (without deducting in calculating the numerator of such Total Net Leverage Ratio any cash proceeds thereof, provided that to the extent the proceeds of any such Indebtedness are to be used to repay Indebtedness it shall not limit the Borrower’s ability to give pro forma effect to such repayment and all other adjustments contemplated by the definition of “Pro Forma Basis”) and the use of proceeds thereof, shall (i) not exceed 6.00 to 1.00 on a Pro Forma Basis for the most recent Test Period ended or (ii) if incurred in connection with a Permitted Acquisition or other permitted Investment, not increase immediately after giving effect to such Permitted Acquisition or Investment or (B) the Cash Interest Coverage Ratio, after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, shall (i) not be less than 2.00 to 1.00 on a Pro Forma Basis for the most recent Test Period ended or (ii) if incurred in connection with a Permitted Acquisition or other permitted Investment, not decrease immediately after giving effect to such Permitted Acquisition or Investment (the sum of the amounts set forth in this clause (II), the “Ratio Incremental Amount”). Any ratio (or with respect to clause (B) of the

Starter Amount, Consolidated EBITDA) calculated for purposes of determining the “Incremental Cap” shall be calculated on a Pro Forma Basis for the most recent Test Period ended and subject to Section 1.06 to the extent applicable and, at the option of the Borrower, any unfunded commitments with respect to any applicable Indebtedness may be tested at the time of the initial funding in lieu of the time of establishment. Loans may be incurred under both clauses (I) and (II), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (II) above and then calculating the incurrence under clause (I) above (if any) and, for the avoidance of doubt, the Senior Secured First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio, or Cash Interest Coverage Ratio, as applicable shall be permitted to exceed the maximum (or minimum, as applicable) ratio set forth in clause (II) above to the extent of such amounts incurred in reliance on clause (I) at substantially the same time. Unless the Borrower otherwise elects in writing to the Administrative Agent, the Borrower shall be deemed to have used amounts, if any, that are available under clause (II) above prior to the utilization of amounts under clause (I) above. The Borrower may reclassify all or any portion of Indebtedness originally designated as incurred under clause (I) above as having been incurred under clause (II) above so long as, at the time of such reclassification, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so reclassified under clause (II) above (it being understood and agreed that such reclassification shall be automatic if at the end of any fiscal quarter such reclassification would then be permitted).

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(xxiii).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding prepaid interest thereon), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable and (z) expenses accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) the issuance of any preferred Equity Interests (including Disqualified Equity Interests); provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, deferred tax liabilities, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA and other accrued obligations (including transfer pricing), and customary obligations under employment agreements and deferred compensation, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, or other contingent post-closing purchase price adjustments, non-compete or consulting obligations, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv)

Indebtedness of Holdings, or any Person that is a Holdings Parent appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP, (v) Indebtedness that is non-recourse to the Borrower or any of its Restricted Subsidiaries or (vi) for the avoidance of doubt, any Qualified Equity Interests issued by Holdings or the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of (i) clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (ii) clause (j) above will be deemed to be equal to the greater of the voluntary or involuntary liquidation preference and maximum fixed repurchase price of such Equity Interests, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any such Equity Interests that do not have a fixed repurchase price will be calculated in accordance with the terms of such Equity Interests as if such Equity Interests were purchased on any date on which the Consolidated Total Net Indebtedness, Consolidated Senior Secured Net Indebtedness and Consolidated Senior Secured First Lien Net Indebtedness will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Equity Interests, such fair market value shall be determined in good faith by the Borrower. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations (including intercompany liabilities related to the payment of the purchase price for Securitization Assets pursuant to a Qualified Securitization Facility) and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Information Memorandum” means the Confidential Information Memorandum relating to Holdings and the Transactions (if any) and/or the lender presentation delivered to prospective lenders prior to the Effective Date.

“Initial Term Loans” means the Loans made pursuant to Section 2.01(a).

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intellectual Property Security Agreements” means short-form security agreements, suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), with respect to any Trademarks, Patents and Copyrights that are registered, issued or applied-for in the United States and that constitute Collateral.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Borrower or a Restricted Subsidiary.

“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement or the Junior Intercreditor Agreement, as applicable.

“Interest Election Request” means a request by the Borrower to convert or continue a Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (x)(a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and (y) the Term Maturity Date.

“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period, (iii) no Interest Period shall extend beyond the Term Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.25(d) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by Holdings or any Restricted Subsidiary in any Person through one or more other substantially concurrent interim transfers of any amount through any other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04.

The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer; provided further that there shall be no “rebuilding” or “restoration” of the amounts available under Section 6.04(bb) with proceeds received on account of any Indebtedness incurred or Equity Interests issued by an Unrestricted Subsidiary or other non-Loan Party Subsidiary, in either case, to the extent that such incurrence or issuance is not contemplated at the time of such Investment.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“Junior Financing” means (a) any Indebtedness (other than (i) any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary or any Permitted Unsecured Refinancing Debt or (ii) any Indebtedness in an aggregate principal amount not exceeding $30,000,000) that is subordinated in right of payment to the Loan Document Obligations or that is secured by the Collateral on a junior lien basis relative to the liens granted pursuant to the Loan Documents securing the Secured Obligations and (b) any Permitted Refinancing in respect of the foregoing.

“Junior Intercreditor Agreement” means the Junior Intercreditor Agreement substantially in the form of Exhibit E-3 among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a junior basis, with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan or any Other Term Commitment, in each case as extended in accordance with this Agreement from time to time.

“LCT Election” has the meaning assigned to such term in Section 1.06.

“LCT Test Date” has the meaning assigned to such term in Section 1.06.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and, as the context requires, includes their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment by way of security, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (i) any acquisition or Investment or Restricted Payment and (ii) any redemption, repurchase, defeasance, satisfaction and discharge, conversion or repayment of Indebtedness requiring notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge, conversion or repayment.

“Loan Document Obligations” means the due and punctual payment by the Borrower of (i) the principal of the Loans, and all accrued and unpaid interest thereon at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expenses, reimbursement obligations and indemnification obligations and obligations to provide cash collateral, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents and any other Intercreditor Agreement (if applicable), except for purposes of Section 9.02, any Note delivered pursuant to Section 2.09(f), and any other document entered into or delivered by a Loan Party in connection with the foregoing and designated by the Borrower as a Loan Document therein for purposes of this Agreement.

“Loan Guarantors” means Holdings and the Subsidiary Loan Parties, in each case to the extent such entity provides a guaranty of the Secured Obligations.

“Loan Modification Agreement” means a Loan Modification Agreement, among the Borrower, and one or more Accepting Lenders, and acknowledged by the Administrative Agent, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means the Loan Guarantors and the Borrower.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans of each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of Holdings on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means (a) a material adverse effect on the business, financial condition or results of operations of the Loan Parties and their Subsidiaries, taken as a whole and (b) a material adverse effect on the material rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material IP” means Intellectual Property owned by any Loan Party or Restricted Subsidiary that is material to the business or operations of the Borrower or its Restricted Subsidiaries.

“Material Non-Public Information” means (a) if Holdings is a public reporting company, material non-public information with respect to Holdings or its Subsidiaries, or the respective securities of any of the foregoing, and (b) if Holdings is not a public reporting company, information that is (i) of a type that would not be publicly available if Holdings were a public reporting company and (ii) material with respect to Holdings or its Subsidiaries or any of their respective securities for purposes of United States Federal and state and applicable foreign securities laws.

“Material Real Property” means any real property (including fixtures) located in the United States of America and owned in fee by any Loan Party with a fair market value, as reasonably determined by the Borrower in good faith at the time of acquisition, greater than or equal to $25,000,000.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Model” means the model delivered to the Administrative Agent on or about October 20, 2024.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, charge, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations, as the same may be amended, amended and restated, supplemented and otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage will (or is required to be) be granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 (if any).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“ndtHost” has the meaning given such term in the definition of “Acquisition.”

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, the Borrower and any Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower or the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of dividends and other restricted payments that Holdings, the Borrower and/or its Restricted Subsidiaries may make pursuant to Section 6.07(a)(vii)(A) or (B) as a result of such event, and the amount of any reserves established by Holdings, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Net Short Lender” means at any date of determination, each Lender that has a Net Short Position as of such date; provided that Unrestricted Lenders shall not be Net Short Lenders.

“Net Short Position” means, with respect to a Lender (other than an Unrestricted Lender), as of a date of determination, the net positive position, if any, held by such Lender that is remaining after deducting any long position that the Lender holds (i.e., a position (whether as an investor, lender or holder of Loans, debt obligations and/or Derivative Instruments) where the Lender is exposed to the credit risk of Deliverable Obligations of the Loan Parties) from any short positions (i.e., a position as described above, but where the Lender is instead protected from the credit risk described above).

For purposes of determining whether a Lender (other than an Unrestricted Lender) has a Net Short Position on any date of determination:

(a) Derivative Instruments shall be counted at the notional amount (in Dollars) of such Derivative Instrument; provided that, subject to clause (e) below, the notional amount of Derivative Instruments referencing an index that includes any of the Loan Parties or any bond or loan obligation issued or guaranteed by any Loan Party shall be determined in proportionate amount and by reference to the percentage weighting of the component which references any Loan Party or any bond or loan obligation issued or guaranteed by any Loan Party that would be a “Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties;

(b) notional amounts of Derivative Instruments in other currencies shall be converted to the Dollar equivalent thereof by such Lender in accordance with the terms of such Derivative Instruments, as applicable; provided that if not otherwise provided in such Derivative Instrument, such conversion shall be made in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate determined (on a midmarket basis) by such Lender, acting in a commercially reasonable manner, on the date of determination;

(c) Derivative Instruments that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (or any successor definitions thereof, collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans if such Lender is a protection buyer or the equivalent thereof for such Derivative Instrument and (i) the Loans are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner) or (ii) the Loans would be a “Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties under the terms of such derivative transaction;

(d) credit derivative transactions or other Derivative Instruments not documented using the ISDA CDS Definitions shall be counted for purposes of the Net Short Position determination if, with respect to the Loans, such transactions are functionally equivalent to a transaction that offers such Lender protection in respect of the Loans; and

(e) Derivative Instruments in respect of an index that includes any of the Loan Parties or any instrument issued or guaranteed by any of the Loan Parties shall not be deemed to create a short position, so long as (A) such index is not created, designed, administered or requested by such Lender and (B) the Loan Parties, and any Deliverable Obligation of the Loan Parties, collectively, shall represent less than 5.0% of the components of such index.

“Net Short Representation” means, with respect to any Lender (other than an Unrestricted Lender) at any time, a representation and warranty (including any deemed representation and warranty, as the case may be) from such Lender to the Borrower that it is not (x) a Net Short Lender at such time or (y) knowingly and intentionally acting in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time.

“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by Holdings or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) depreciation and amortization including amortization or impairment of intangibles (including goodwill) (including, without limitation, as they relate to amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (e) other non-cash charges, expenses and losses, including, without limitation, any non-cash translation loss and non-cash expense relating to the vesting of warrants, non-cash asset write-offs or write-downs, non-cash write offs of debt discounts and debt incurrences, non-cash costs and commissions, non-cash discounts and other non-cash fees and charges with respect to Indebtedness, interest rate protection and other hedging agreements, provided, in each case, that if any non-cash charges added back pursuant to clause (iii) of the definition of Consolidated EBITDA represent an accrual or reserve for potential cash items in any future period to the extent the Borrower elects to include such non-cash charges, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Refinancing Lender” has the meaning assigned to such term in Section 2.21(b).

“Non-Wholly Owned Subsidiary” of any Person means any subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that such amount was not previously applied pursuant to Sections 6.01(a)(xiv), 6.02(xxviii) (to the extent not used in connection with securing Indebtedness incurred under Section 6.01(a)(xiv)), 6.04(m), 6.07(a)(viii) and 6.07(b)(iv).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit O, payable to a Lender in a principal amount equal to the principal amount of the Term Loans of such Lender.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational, constitutional or governing documents of such Person (including any certificates of incorporation and/or certificates of incorporation on a change of name).

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future recording, stamp, registration duties, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Loan Modification Agreement.

“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Companies” has the meaning given such term in the definition of “Acquisition.”

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement substantially in the form of Exhibit E-1 among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu basis (but without regard to the control of remedies), with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Patent” has the meaning assigned to such term in the Collateral Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Permitted Acquisition” means the purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by Holdings or any Restricted Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger, amalgamation or consolidation between any Restricted Subsidiary and such Person), or (ii) such Person is merged or amalgamated into or consolidated with a Restricted Subsidiary and such Restricted Subsidiary is the surviving entity of such merger, amalgamation or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a Similar Business, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary) and (d) no Specified Event of Default shall have occurred and be continuing at the time of execution of a binding agreement in respect thereof.

“Permitted Activities” has the meaning assigned to such term in Section 6.08.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders, and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, and/or (c) a change in Sections 2.08(b), 2.08(c), 2.10(c), 2.11(a), 2.11(e) and/or 2.11(f) with respect to the Loans and/or Commitments of the Accepting Lenders and/or (d) additional or modified covenants, events of default, or guarantees or other provisions (it being understood that to the extent that any covenant, event of default, guarantee or such other provision is added or modified for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default, guarantee or other provision is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments, (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer or (iii) in the aggregate, not materially more restrictive to the Loan Parties (as determined in good faith by the Borrower) when taken as a whole, than the terms of the Loans hereunder).

“Permitted Encumbrances” means:

(a) Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are not required to be paid pursuant to Section 5.05 (assuming Section 5.05 were applicable thereto);

(b) Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or construction contractors’ Liens and other similar Liens, imposed by law or contract (to the extent providing for Liens that are similar in scope to the foregoing), arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days, or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security, retirement and other similar legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e) minor survey exceptions, minor encumbrances, covenants, conditions, easements, rights-of-way, restrictions, encroachments, protrusions, by-law, regulation or zoning restrictions, reservations of or rights of others for sewers, electric lines, telegraph and telephone lines and other similar purposes and other similar encumbrances and minor title defects or irregularities affecting real property, that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or which are set forth in the title insurance policy delivered with respect to the Mortgaged Property and are “insured over” in such insurance policy;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary or trade letter of credit issued for the account of the Borrower or any of its Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h) the filing of UCC (or equivalent) financing statements solely as a precautionary measure or required notice in connection with operating leases or consignment of goods;

(i) rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(j) Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(k) Liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(l) Liens arising from grants of licenses or sublicenses of Intellectual Property made in the ordinary course of business or that do not interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole; provided that such Liens do not secure any Indebtedness;

(m) rights of setoff, banker’s liens, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(n) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent in respect of leased properties, so long as such Liens are not exercised;

(o) securities to public utilities or to any Governmental Authority when required by the utility or other authority in connection with the supply of services or utilities to the Borrower and any Restricted Subsidiaries;

(p) servicing agreements, development agreements, site plan agreements and other agreements with any Governmental Authority pertaining to the use or development of any of the assets of the Person, provided same are complied with in all material respects and do not materially reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of such Person;

(q) [reserved];

(r) [reserved];

(s) customary rights of first refusal or first offer, and tag, drag and similar rights in joint venture agreements;

(t) Liens arising from Permitted Investments described in clause (e) of the definition thereof; and

(u) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law in the ordinary course of business.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings) in the form of one or more series of senior secured notes or senior secured loans (or revolving commitments in respect thereof, with revolving commitments deemed loans in the full amount of such commitment); provided that (i) such Indebtedness is secured by the Collateral (and no other assets which are not Collateral) on a pari passu basis (but without regard to the control of remedies) with the Initial Term Loans, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, a Permitted Refinancing of Incremental Equivalent Debt or a Permitted Refinancing of Indebtedness under the Existing Credit Agreement, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, AHYDO catch up payments or offers upon an event of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iv) such Indebtedness is not guaranteed by an entity that is not a Loan Party and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement and, if applicable, the Junior Intercreditor Agreement (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Secured Obligations). Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means GTCR Group, Oakleigh Thorne, Thorndale Farm, LLC and each of their respective Affiliates.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros, Canadian Dollars, Sterling, or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland, (iv) United Kingdom, or (v) any member state of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member state of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks or (y) $100,000,000 in the case of non-U.S. banks, or the Dollar equivalent (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland, (iv) United Kingdom, or (v) any member state of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or its equivalent, or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, Canada, Switzerland, United Kingdom, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized or incorporated in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) with respect to Holdings or any Foreign Subsidiary: (i) obligations of the national government of the country in which Holdings or such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Junior Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings) in the form of one or more series of junior lien secured notes or junior lien secured loans (or revolving commitments in respect thereof, with revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness is secured by the Collateral on a junior lien basis to the Initial Term Loans and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness or a Permitted Refinancing of Incremental Equivalent Debt, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, AHYDO catch up payments, offers upon an event of default or excess cash flow payments (subject to the prior payment of the Loan Document Obligations or the prior offer thereof to prepay the Loan Document Obligations)) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iv) such Indebtedness is not guaranteed by any entity that is not a Loan Party and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Intercreditor Agreement, as applicable; provided that if such Indebtedness is the initial of any Incremental Equivalent Debt, other Indebtedness secured by the Collateral on a junior basis or Permitted Junior Priority Refinancing Debt incurred by the Borrower, then the Borrower, the other Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Junior Intercreditor Agreement, as applicable. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees (including original issue discount and fees incurred in connection with the resulting Indebtedness) and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; provided that the principal amount (or accreted value, if applicable) may exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended to the extent such excess amount (and the terms thereof) is otherwise permitted to be incurred under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(vii) or (a)(viii) (or except in the case of Extendable Bridge Loans), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined by the Borrower in good faith) or otherwise reasonably satisfactory to the Administrative Agent, (d) only the guarantors of the Indebtedness being modified, refinanced, refunded, renewed or extended may Guarantee the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured by assets or properties of Holdings, the Borrower or any Restricted Subsidiary, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension may not be secured by the assets or properties of Holdings, the Borrower or any Restricted Subsidiaries that do not secure the Indebtedness being modified, refinanced, refunded, renewed or extended (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) unless such assets or property constitute Collateral. For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refund, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes a “Permitted Refinancing” and (y) a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Reorganization” means any re-organization or other similar activities among Holdings, the Borrower and the Restricted Subsidiaries related to Tax planning and re-organization, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Section 5.11, (b) taken as a whole, the value of the Collateral securing the Secured Obligations and the Guarantees by the Loan Guarantors of the Secured Obligations are not materially reduced and (c) the Liens in favor of the Administrative Agent for the benefit of the Secured Parties under the Security Documents are not materially impaired.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower and/or any Loan Party in the form of one or more series of unsecured notes or unsecured loans (or revolving commitments in respect thereof, with revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness or a Permitted Refinancing of Incremental Equivalent Debt, (ii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, AHYDO catch up payments or offers upon an event of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iii) such Indebtedness is not guaranteed by any entity that is not a Loan Party, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Holdings, the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited or unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Planned Expenditures” has the meaning assigned to such term in clause (b) of the definition of “Excess Cash Flow”.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Event” means:

(a) (i) any non-ordinary course sale, transfer or other disposition of any property or asset of Holdings or any of its Restricted Subsidiaries permitted by Section 6.05(k) or 6.05(n) other than dispositions resulting in aggregate Net Proceeds not exceeding $15,000,000 in the case of any single transaction or series of related transactions and (ii) any Casualty Event; or

(b) the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness (i) permitted under Section 6.01 (except for Credit Agreement Refinancing Indebtedness, the incurrence of which shall constitute a Prepayment Event) or (ii) permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each change in the Prime Rate shall be effective from and including the date change is publicly announced as being effective.

“Pro Forma Adjustment” means, for any Test Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of Holdings, the pro forma increase in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith to be reasonably anticipated to be realizable from actions taken or expected to be taken within twenty-four (24) months following any applicable acquisition (including the Transactions), Specified Transactions, dispositions, operational change or initiative as a result of actions taken or expected to be taken (including the effect of increased pricing in customer contracts) or a plan for realization shall have been established, for the purposes of realizing cost savings, operating expense reductions or other operating improvements and synergies; provided that (A) such calculation shall be made on a Pro Forma Basis as though such cost savings, operating expense reduction, other operating improvements and synergies (on a “run rate” basis) had been realized on the first day of such period and, for purposes of projecting such pro forma increase to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, such calculation shall be made on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and “run rate” synergies had been realized commencing on the first day of such period and that such cost savings, operating expense reductions, other operating improvements and synergies were realized on a “run rate” basis during the entirety of such Test Period and (B) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, operating expense reductions, other operating improvements and synergies or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and, for the avoidance of doubt, shall not be required to comply with Regulation S-X.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis or after giving Pro Forma Effect thereto, that (a) to the extent applicable, the Pro Forma Adjustment and the Pro Forma Disposal Adjustment shall have been made and (b) the Transactions, all Specified Transactions, operational changes or initiatives described in the definition of “Pro Forma Adjustment” or “Consolidated EBITDA” and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Transaction, Specified Transaction, operational change or initiative (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division, product line, or facility used for operations of Holdings, the Borrower or any of their respective Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of their respective Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower or any of their respective Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Disposal Adjustment” means, for any Test Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith to be realizable within twenty-four (24) months following the date the applicable Person, property, business, line of business, division, business unit or asset becomes a Sold Entity or Business as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal. Any such pro forma increase or decrease in Consolidated EBITDA shall be certified by a Financial Officer, the chief executive officer or president of the Borrower in the Compliance Certificate.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.”

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means the costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s or its Restricted Subsidiaries’ establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Purchased Equity” means 100% of the membership interests of Satcom Direct following its conversion to a Delaware limited liability company, 100% of the membership interests of SDHC following its conversion to a Delaware limited liability company, 100% of the membership interests of Satcom Government following its conversion to a Delaware limited liability company, and 100% of the membership interests of ndtHost following its conversion to a Delaware limited liability company, in each case, pursuant to the Restructuring (as defined in the Acquisition Agreement).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.22.

“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

“Qualified Holding Company Debt” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Restricted Subsidiary of Holdings (other than a Subsidiary as contemplated under Section 6.03(c)(i)), (B) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary asset sale (including insurance proceeds), change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments) and (D) if such Indebtedness is secured, it shall only be secured by assets of any direct or indirect parent entity of Holdings and any Restricted Subsidiary of Holdings that is permitted to guarantee such Indebtedness as provided in clause (A) of this definition; provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Specified Event of Default shall have occurred and be continuing.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Securitization Subsidiary and (b) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower).

“Ratio Incremental Amount” has the meaning set forth in the definition of “Incremental Cap”.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Directors of the Federal Deposit Insurance Corporation under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons, trustees, administrators, managers, advisors and representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Latest Maturity Date for the Initial Term Loans (except in the case of Extendable Bridge Loans), (b) such Indebtedness (other than Extendable Bridge Loans) does not have a shorter Weighted Average Life to Maturity than the Initial Term Loans, (c) if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, such Indebtedness does not have scheduled amortization or mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, AHYDO catch up payments, offers upon an event of default or, in the case of junior lien secured debt, excess cash flow payments (subject to the prior prepayment of the Loan Document Obligations or the prior offer thereof to prepay the Loan Document Obligations)) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date and (d) solely with respect to such Indebtedness that is secured, such Indebtedness of a Loan Party (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement.

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing more than 50% of the aggregate outstanding Term Loans and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, statutory instruments, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, director, company secretary or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies, partnerships, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means any Investment not otherwise permitted by Section 6.04.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Restricted Subsidiary” means, unless otherwise specified, any Subsidiary of the Borrower, other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country or territory which is the target of any comprehensive Sanctions (as of the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions” means any economic sanctions administered or enforced by the United States Government (including without limitation, OFAC).

“Satcom Direct” has the meaning given such term in the definition of “Acquisition.”

“Satcom Government” has the meaning given such term in the definition of “Acquisition.”

“SDHC” has the meaning given such term in the definition of “Acquisition.”

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means the Loan Document Obligations.

“Secured Parties” means (a) each Lender, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the permitted successors and assigns of each of the foregoing.

“Securitization Assets” means the accounts receivable, royalty and other similar rights to payment and proceeds thereof and any other assets related thereto including contract rights, lockbox accounts and records that are customarily sold or pledged in connection with securitization transactions and the proceeds thereof.

“Securitization Facility” means any of one or more receivables securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, repurchase covenants, performance guarantees, servicing covenants and indemnities made in connection with such facilities), the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells or grants a security interest in Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells or pledges Securitization Assets to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Sections 5.11, 5.12 or 5.14 to secure any of the Secured Obligations.

“Senior Indebtedness” has the meaning given such term in Section 9.02(b).

“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured on the Collateral on a pari passu or junior basis, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Indebtedness” means any Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien on the Collateral (but without regard to control of remedies) other than any such Indebtedness to the extent secured by the Collateral on a junior basis to the Liens granted under the Security Documents in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Initial Term Loans.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured First Lien Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Senior Secured Indebtedness” means any Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien on the Collateral.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Subsidiaries on the Effective Date and any business or other activities that are similar, ancillary, complementary incidental or related thereto, or an extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged on the Effective Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate.”

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Specified Acquisition Agreement Representations” means representations and warranties made by, or on behalf of, the Parent Companies with respect to the Parent Companies in the Acquisition Agreement to the extent a breach of such representations and warranties is material to the interests of the Lenders (in their capacities as such).

“Specified Event of Default” means an Event of Default under Section 7.01(a), (b), (h) or (i).

“Specified Representations” means the representations and warranties set forth in Section Sections 3.01(a) and (b) with respect to the Borrower, Holdings and the other Loan Parties, 3.02, 3.03(b)(i), 3.08, 3.14, 3.15, 3.16, 3.17 (with respect to the use of proceeds of the Initial Term Loans on the date hereof) and 3.19(a) and (c) (in each case, subject to the Funds Certain Provision).

“Specified Transaction” means any Investment, acquisition (including the commitment of activities constituting such business), sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, incurrence of Liens, Restricted Payment, subsidiary designation, commencement of a New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis after giving Pro Forma Effect thereto.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority to be applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. SOFR Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other Requirements of Law. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency for the time being of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more subsidiaries of such Person and (ii) any partnership, exempted limited partnership, joint venture, limited liability company, association, or other similar non-corporate entity in which such Person and/or one or more subsidiaries of such Person owns or controls, directly or indirectly, more than a 50% voting interest or general or limited partnership interests, as applicable, whether in the form of membership, general, special or limited partnership interests or otherwise, at the time.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Restricted Subsidiary of the Borrower that is a party to the Guarantee Agreement or a guaranty governed by the laws of the Applicable Country in which a Foreign Subsidiary is incorporated or organized pursuant to Section 5.11.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Supermajority Lenders” means, at any time, Lenders having Term Loans representing more than 66 2/3% of the aggregate outstanding Term Loans at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supported QFC” has the meaning set forth in Section 9.22.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Target Person” has the meaning assigned to such term in Section 6.04.

“Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vii)(A).

“Tax Group” has the meaning assigned to such term in Section 6.07(a)(vii)(A).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on Schedule 2.01. As of the Effective Date, the total Term Commitment is $250,000,000.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means Initial Term Loans and Other Term Loans, as the context requires.

“Term Maturity Date” means April 30, 2028 (or, with respect to any Term Lender that has extended the maturity date of its Term Loans in accordance with the terms of this Agreement, the extended maturity date set forth in the applicable Loan Modification Agreement, Refinancing Amendment or other amendment hereto).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, in each case, that if the Term SOFR as so determined would be less than the Floor, the Term SOFR shall be deemed to be equal to the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which all Secured Obligations have been paid in full in cash (other than contingent obligations not yet accrued and payable).

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements have been delivered pursuant to Section 5.01(a) or (b) or, at the option of the Borrower, in connection with a Limited Condition Transaction, the period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the applicable LCT Test Date; provided that for any date of determination before the delivery of the financial statements for the fiscal period ended December 31, 2024, Consolidated EBITDA shall be calculated as giving effect to the last paragraph of the definition thereof.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Net Indebtedness of the Borrower and the Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Trademark” has the meaning assigned to such term in the Collateral Agreement.

“Transaction Costs” means all fees, premiums, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions, including fees, costs and expenses of any counsel, consultants and other advisors.

“Transactions” means (a) the Acquisition, (b) the Debt Repayment and (c) the payment of the Transaction Costs.

“Transformative Event” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such transaction, as reasonably determined by the Borrower acting in good faith.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR or Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the relevant Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.22.

“United States” and “U.S.” means the United States of America.

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(C).

“Unrestricted Lender” means any Regulated Entity or any of their respective Affiliates.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“VCOC Letter” means that certain VCOC Letter, dated as of the date hereof, by and between the Borrower and Moreno Street Direct Lending Fund, L.P.

“Voluntary Prepayment Amount” has the meaning set forth in the definition of “Incremental Cap”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case, without giving effect to any reductions of amortization or other scheduled payments for periods where amortization has been reduced as a result of the prepayment of the applicable Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, or other similar non-corporate entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Loan” or “ABR Loan”) or by Class and Type (e.g., a “SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Term Borrowing”).

Section 1.03 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses of the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.

For purposes of determining compliance with any Section of Article VI, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, restrictive agreement or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction

(or portion thereof) at the time of incurrence or consummation thereof shall be deemed to be incurred or otherwise permitted under such clause(s) determined by the Borrower in its sole discretion at such time of incurrence or consummation, as applicable (or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified by the Borrower (it being understood and agreed that such reclassification shall be automatic if at the end of any fiscal quarter such reclassification would then be permitted)).

When the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.

Section 1.04 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise prescribed herein.

(b) Notwithstanding anything in this Agreement to the contrary, for purposes of determining compliance with any test contained in this Agreement, Consolidated EBITDA, the Total Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Cash Interest Coverage Ratio shall be calculated on a Pro Forma Basis to give effect to the Transaction and all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

Section 1.05 Effectuation of Transactions.

All references herein to Holdings, the Borrower and their respective Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

Section 1.06 Limited Condition Transactions.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of the Available Amount or any other basket (including incremental facilities or any baskets based on Consolidated EBITDA or total assets), or determining other compliance with this Agreement (including the determination of compliance with representations, warranties or any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction or other transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio, the amount or availability of the Available Amount or any other basket and determination of the accuracy of any representation or warranty or whether a Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions or other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Subsidiaries) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions or other transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.07 [Reserved].

Section 1.08 [Reserved].

Section 1.09 [Reserved].

Section 1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.11 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

Subject to the terms and conditions set forth herein, each Term Lender agrees to make Term Loans to the Borrower on the Effective Date denominated in Dollars in a principal amount not exceeding such Term Lender’s Term Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each (i) Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, each Term Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith.

(c) At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a SOFR Borrowing that results from a continuation of an outstanding SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight SOFR Borrowings outstanding.

Section 2.03 Requests for Borrowings.

To request a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days (or, in the case of any SOFR Borrowing to be made on the Effective Date, one (1) Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower substantially in the form of Exhibit C-1. Each such telephonic and written Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(v) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account or accounts to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified as to any requested Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have requested that the Borrowing be denominated in Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 (noon), New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

Section 2.07 Interest Elections.

(a) Each Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07; provided that, notwithstanding anything to the contrary herein, no Loan may be converted into or continued as a Loan denominated in a different currency but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section 2.07, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid, at the end of such Interest Period such Borrowing, shall be continued as a SOFR Borrowing of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Borrowing may be converted to or continued as a SOFR Borrowing in excess of one month.

Section 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $500,000 unless such amount represents all of the remaining Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) [Reserved].

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall, in connection with the maintenance of the Register in accordance with Section 9.04(b)(iv), maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (d) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to Section 2.09(d) and any Lender’s records pursuant to Section 2.09(c), the accounts maintained by the Administrative Agent pursuant to Section 2.09(d) shall govern and control.

(f) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

Section 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Initial Term Loans on the last day of each March, June, September and December (commencing on December 31, 2024), an aggregate amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.11); provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Borrowing of any Class shall be applied in the inverse order of maturity.

(d) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one (1) Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16 and shall be applied in inverse order of maturity. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11 Prepayment of Loans.

(a) (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the date that is twenty-four (24) months after the Effective Date, (A) the Borrower makes any prepayment of Initial Term Loans (other than any prepayment made pursuant to Section 2.11(d)) or (B) the commencement of any proceeding under the Bankruptcy Code involving any Loan Party or Subsidiary thereof, and notwithstanding any acceleration (for any reason) of the Secured Obligations (and the entire outstanding principal amount of the Initial Term Loans shall be deemed to have been prepaid on the date of any such acceleration) with respect to the Initial Term Loans, in each case the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders holding Initial Term Loans, (x) if such prepayment is made prior to the date that is twelve (12) months after the Effective Date, a prepayment premium of 3.00% of the principal amount of the Initial Term Loans being prepaid in connection therewith or (y) if such prepayment is made on or after the date that is twelve (12) months after the Effective Date but prior to the date that is twenty-four (24) months after the Effective Date, a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection therewith.

(ii) [Reserved].

(b) [Reserved].

(c) If any Net Proceeds are received by or on behalf of Holdings or its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Initial Term Loans in an aggregate amount equal to (x) in the case of any Asset Disposition Prepayment Event, the Applicable Asset Disposition Percentage of such Net Proceeds and (y) in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” 100% of such Net Proceeds; provided that, in the case of any Asset Disposition Prepayment Event, if Holdings, the Borrower or any of the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month period, have not been so invested within 24 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided further that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any Other Term Loans or other Indebtedness, in each case that is secured by the Collateral on a pari passu basis with the Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Initial Term Loans and such other Indebtedness.

(d) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2025, the Borrower shall prepay Initial Term Loans in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced by the aggregate amount of optional prepayments and repurchases (calculated at the cash price paid in respect of such debt repurchase and not the face value of such debt) of Initial Term Loans made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due (without duplication to subsequent years) as provided below (provided that such reduction as a result of repurchases pursuant to Section 9.04(g) shall be limited to the actual amount of such cash prepayment and shall not be given credit for the face amount of such prepayment) (excluding all such prepayments funded with the proceeds of other long term Indebtedness (other than revolving loans)); provided further that no prepayment shall be required with respect to any applicable fiscal year to the extent Excess Cash Flow for such period is equal to or less than $1,000,000, and provided further that payments of Excess Cash Flow shall not be required in any fiscal year to the extent that the aggregate principal amount of Initial Term Loans prepaid pursuant to this Section 2.11(d) over the immediately preceding fiscal year period (including the current fiscal year) exceeds the sum of (x) $40,000,000 plus (y) the aggregate amount for each fiscal year since the Effective Date by which the amount of Initial Term Loans prepaid in respect of such prior fiscal year pursuant to this Section 2.11(d) is less than $40,000,000 for such prior fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date that is ten (10) days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e) Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Agreement for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least two (2) Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined (and not used pursuant to the immediately following sentence) shall be retained by Holdings or its Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”). An amount equal to any portion of a mandatory prepayment of Term Borrowings that is declined by the Lenders under this Section 2.11(e) may, to the extent not prohibited hereunder or under the documentation governing the Permitted First Priority Refinancing Debt or the Pari Passu Intercreditor Agreement, be applied by the Borrower to prepay (at the Borrower’s election), pari passu Indebtedness or Permitted Junior Priority Refinancing Debt or may be retained to be used for any other purposes not prohibited hereunder. Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16, provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or SOFR Loans.

(f) The Borrower shall notify the Administrative Agent of any optional prepayment pursuant to Section 2.11(a)(i) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment as a result of a Prepayment Event set forth in clause (a) of the definition thereof, a reasonably detailed calculation of the amount of such prepayment. Notwithstanding anything to the contrary contained in this Agreement, any notice of optional prepayment under Section 2.11(f) may state that it is conditional upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable an specified event of condition), in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, and subject to Section 2.11(a)(i), shall be without premium or penalty. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan of a Defaulting Lender (under any of subclauses (a), (b) or (c) of the definition of “Defaulting Lender”) and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g) Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Subsidiary of Holdings that is organized or incorporated under the laws of a jurisdiction other than the United States, any state, commonwealth or territory thereof or the District of Columbia, giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Restricted Prepayment Event”) or Excess Cash Flow are prohibited or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on repatriating or upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would have an adverse (other than de minimis) tax or cost consequence to any Loan Party or any direct or indirect equity holder thereof with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c)

or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary, (C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would violate any material organizational document restrictions (as a result of minority ownership) and restrictions in other material agreements (to the extent not in violation of Section 6.09), the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary and (D) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary; provided that to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event could reasonably be expected to have adverse Tax cost consequences for Holdings, the Borrower or any Restricted Subsidiary with respect to such Net Proceeds, an amount equal to such Net Proceeds that would be so affected will not be subject to repayment under this Section 2.11 and such amounts shall be available for general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with this Section 2.11. For the avoidance of doubt, Borrower shall be permitted to make any repayments required by Section 2.11(c) or Section 2.11(d) from any source of funds and shall not be required to make any repayments from funds contained in any particular Loan Party. The non-application of any such prepayment amounts as a result of the foregoing provisions will not constitute a Default or Event of Default and such amounts shall be available for working capital and general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with such provisions. Notwithstanding the foregoing, any payments actually made by the Loan Parties shall be applied net of an amount equal to the additional Taxes of Holdings, its Subsidiaries and the direct and indirect holders of Equity Interests in Holdings that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs.

Section 2.12 Fees.

(a) [Reserved].

(b) [Reserved].

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

(d) [Reserved].

(e) Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing denominated in Dollars shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each SOFR Borrowing shall bear interest at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if upon the occurrence and during the continuance of any Specified Event of Default, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 (provided that, with respect to a SOFR Loan, the determination of the applicable interest rate is subject to Section 2.25(e) to the extent that Loans may not be converted into, or continued as, SOFR Loans, pursuant thereto) or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14 Inability to Determine Rates. Subject to Section 2.25, if, on or prior to the first day of any Interest Period for any SOFR Loans, the Administrative Agent determines (which determination shall be conclusive and binding, absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon the receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. Subject to Section 2.25, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR); or

(ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs actually incurred or reduction actually suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments.

In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (excluding loss of profit) actually incurred by it as a result of such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand thereof; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any loss, cost or expense more than 180 days prior to the date that such Lender delivers such certificate. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If the applicable withholding agent (including, for the avoidance of doubt, the Administrative Agent or any Loan Party) shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from such payments, then the applicable withholding agent shall make such deductions and withholdings and shall timely pay the full amount so deducted and withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions applicable to additional amounts payable under this Section 2.17), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without duplication of amounts payable pursuant to paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.17 and without limiting any obligation of the Loan Parties to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses, and any other out-of-pocket expenses, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d). The agreements in this Section 2.17(d) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, any assignment of rights by a Loan Party, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

(e) As soon as practicable after any payment of any Indemnified Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, (i) complete any documentation required for the Borrower to obtain clearance to make payments under the Loan Documents without, or with a reduction in, any withholding Tax, (ii) provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents and (iii) deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 2.17(f)), deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit N-1, N-2, N-3 or N-4 (any such certificate a “United States Tax Compliance Certificate”), to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code,and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 2.17 if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to any Lender under any Loan Document would be subject to withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the

Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(iv) The Administrative Agent shall deliver to the Borrower on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form or comparable form for any successor Administrative Agent) certifying that the Administrative Agent is exempt from U.S. federal backup withholding.

(g) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person. Notwithstanding anything herein to the contrary, the Borrower shall not be required to compensate such Lender for any amount incurred under this Section 2.17 more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(h) The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) For purposes of this Section 2.17, the term “applicable Requirements of Law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time, on the date when due), in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Except as otherwise expressly provided herein, all such payments shall be made in Dollars to such account as may be specified by the Administrative Agent. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is or becomes a Disqualified Lender or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (I) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments or (II) terminate the Commitment of such Lender and repay all Loan Document Obligations of the Borrower owing to such Lender relating to the Loans held by such Lender as of such termination date (including any “prepayment premium” pursuant to Section 2.11 that would otherwise be owed in connection therewith). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.20 [Reserved].

Section 2.21 Refinancing Amendments.

(a) At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Term Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will be unsecured or will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, and (iii) the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of any outstanding Term Loans being so refinanced. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of the conditions as agreed between the lenders providing such Credit Agreement Refinancing Indebtedness and the Borrower. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the Administrative Agent otherwise agree). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.

(b) If, in connection with any proposed Refinancing Amendment with respect to any Class of Loans, any Lender of such Class declines to provide any portion of the Credit Agreement Refinancing Indebtedness on the terms provided by the other Lenders providing such Credit Agreement Refinancing Indebtedness (each such Lender, a “Non-Refinancing Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Refinancing Lender, (i) cause such Lender to (and such Lender shall be obligated to (and to the extent such Non-Refinancing Lender does not execute such Refinancing Amendment, such Refinancing Amendment shall nonetheless be effective without such signature of the Non-Refinancing Lender)) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the applicable Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) in connection with such Refinancing Amendment; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) such Non-Refinancing Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the applicable Class assigned by it pursuant to this Section 2.21(b), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (b) no processing and recordation fee specified in Section 9.04(b) shall be payable in connection therewith.

(c) This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.22 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, [reserved]; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. The Defaulting Lender shall not be entitled to receive or accrue any commitment fee, if applicable, for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) [Reserved].

(v) [Reserved].

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.20, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23 Illegality.

If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent (an “Illegality Notice”), (a) any obligation of the Lender to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended, and (b) the interest rate on which ABR Loans is shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, (x) the Borrower shall, if necessary to avoid such illegality, upon three Business Days’ notice from any Lender (with a copy to the Administrative Agent), prepay or convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate, applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

Section 2.24 Loan Modification Offers.

(a) At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, Borrower, each applicable Accepting Lender and the Administrative Agent (provided, that if such amendment does not affect the rights, duties, privileges or obligations of the Administrative Agent, the Administrative Agent shall only be required to acknowledge such amendment). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) the processing and recordation fee specified in Section 9.04(b) shall be payable or (ii) terminate the Commitment of such Lender and in the case of a Lender, repay all Loan Document Obligations of the Borrower owing to such Lender relating to the Loans held by such Lender as of such termination date (including any “prepayment premium” pursuant to Section 2.11 that would otherwise be owed in connection therewith).

(d) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.25 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time with the consent of the Borrower (except such consent shall not be required with respect to any Conforming Changes that the Administrative Agent determines are required or advisable due to (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, (ii) compliance with any request or directive (whether or not having the force of law) from any supervisory authority or Governmental Authority or (iii) any administrative or operational changes) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.25(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.25.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Lenders that as of the Effective Date:

Section 3.01 Organization; Powers.

Each of Holdings, the Borrower and the Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the jurisdiction of organization of such Person) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan

Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the cases of clause (a) (other than with respect to the Borrower), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability.

This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts.

Except as set forth on Schedule 3.03, the Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument that constitutes Material Indebtedness binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) Each of (i) the audited consolidated balance sheet and audited consolidated statements of income and retained earnings and statement of cash flows of Holdings and its Subsidiaries as of the end of and for the twelve-month period ended December 31, 2023, and related notes thereto and (ii) the unaudited consolidated balance sheet and unaudited consolidated statements of income and retained earnings and statement of cash flows of Holdings and its subsidiaries as of the end of and for the nine-month period ended September 30, 2024, present fairly in all material respects the financial condition as of the end of and for each such period and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject, in the case of clause (ii), to normal year-end audit adjustments and the absence of footnotes.

(b) Since December 31, 2023, there has been no Material Adverse Effect.

Section 3.05 Properties.

Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including all of the Mortgaged Properties, if any), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

Section 3.07 Compliance with Laws; No Default.

Each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status.

None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

Section 3.09 Taxes.

Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

Section 3.10 ERISA.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan sponsored by a Loan Party is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c) Except as could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect: (i) each employee benefit plan (as defined in Section 3(2) of ERISA) sponsored by Holdings or the Borrower that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service; (ii) to the knowledge of Holdings and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status; and (iii) there are no pending or, to the knowledge of Holdings and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan.

Section 3.11 Disclosure.

As of the Effective Date, (in the case of any of the following relating to Gogo), all written factual information and written factual data (other than projections, any pro forma financial information, budgets, other forward-looking information or information consisting of statements, estimates or forecasts regarding the future condition of the industries in which the Loan Parties operate and information of a general economic or industry specific nature) made available to the Administrative Agent or any Lender in connection with the Transactions, when taken as a whole after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made; provided that, with respect to the projections of Holdings and its Subsidiaries included in the Information Memorandum, Holdings and the Borrower represent that such projections, when taken as a whole, were prepared in good faith based upon assumptions believed by them to be reasonable at the time furnished, it being understood that (i) such projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

Section 3.12 Subsidiaries. As of the Effective Date, immediately after giving effect to the Transactions to occur on the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of each Restricted Subsidiary of Holdings.

Section 3.13 Intellectual Property; Licenses, Etc.

Except as could not reasonably be expected to have a Material Adverse Effect, each of Holdings, the Borrower and the Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business substantially as currently conducted. To the knowledge of Holdings and the Borrower, no Intellectual Property used by Holdings, the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property of any Person except for such infringements that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened in writing against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Solvency.

On the Effective Date, immediately after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent (determined in accordance with the Solvency Certificate delivered on the Effective Date in the form of Exhibit P attached hereto).

Section 3.15 Federal Reserve Regulations.

No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors) or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 3.16 USA PATRIOT Act; OFAC and FCPA.

(a) The Borrower will not directly or, knowingly, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of funding activities or business of or with any Person that is the subject of Sanctions, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or in any other manner that would result in a violation by any party to this Agreement of Sanctions applicable to such party. The Borrower will not use the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(b) Each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance in all material respects with (i) applicable regulations and other Sanctions administered by OFAC, (ii) applicable portions, if any, of Title III of the USA PATRIOT Act and (iii) the FCPA.

(c) None of Holdings, the Borrower, any of the Restricted Subsidiaries or, to the knowledge of the Borrower, any director or officer thereof, are individuals or entities currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is Holdings, the Borrower or any Restricted Subsidiary located, organized or resident in a Sanctioned Country.

Section 3.17 Use of Proceeds

The Borrower has used and will only use the proceeds of the Loans only in compliance with (and not in contravention of) Section 5.10.

Section 3.18 Regulatory Matters.

The Loan Parties have all material FCC Licenses and FAA Approvals necessary to operate the Loan Parties’ business in all material respects as required under applicable Communication Laws, and all such FCC Licenses and FAA Approvals have been validly issued in the name of a Loan Party. There are no applications, proceedings or complaints pending or, to the best of the Loan Parties’ knowledge, threatened regarding the Loan Parties’ FCC Licenses and FAA Approvals that could reasonably be expected to have a Material Adverse Effect.

Section 3.19 Collateral Matters.

(a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code), solely to the extent required by the Collateral and Guarantee Requirement, is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person other than any Liens permitted under Section 6.02, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, but subject to Liens permitted under Section 6.02.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c) Upon the recordation of the Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

ARTICLE IV

CONDITIONS

Section 4.01 Effective Date.

The obligation of each Lender to make Loans hereunder on the Effective Date shall be subject to satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower and Holdings either (i) (A) a counterpart of this Agreement, (B) a counterpart of the Pari Passu Intercreditor Agreement and (C) a counterpart of the VCOC Letter, in each case signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement, the Pari Passu Intercreditor Agreement and the VCOC Letter) that such party has signed a counterpart of this Agreement, the Pari Passu Intercreditor Agreement and the VCOC Letter.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kirkland & Ellis LLP, New York counsel for the Loan Parties. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received (a) a customary certificate of each Loan Party, dated the Effective Date, executed by any Responsible Officer of such Loan Party including or attaching only those documents referred to in paragraph (d) of this Section 4.01 and confirming that such documents are correct, complete and in full force and effect and have not been amended or superseded as of the Effective Date and (b) a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in Sections 4.01(h) and 4.01(i) has been satisfied.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists in the jurisdiction of incorporation, organization or formation of such Loan Party) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received (or shall receive substantially contemporaneously with funding on the initial Loans hereunder) (which amounts may be funded from the proceeds of the initial Loans hereunder) all fees and other amounts previously agreed in writing by the Administrative Agent and the Borrower to be due and payable on or prior to the Effective Date and reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the extent required to be reimbursed pursuant to the Commitment Letter) required to be reimbursed or paid by any Loan Party under any Loan Document in the case of such expenses, to the extent invoiced at least two (2) Business Days prior to the Effective Date.

(f) Holdings, the Borrower and the Subsidiary Loan Parties shall have satisfied the Collateral and Guarantee Requirement (in each case other than in accordance with Section 5.14), subject to the Funds Certain Provision.

(g) The Administrative Agent shall have received the Financial Statements (as defined in the Acquisition Agreement). The Administrative Agent hereby acknowledges that it has received the financial statements defined in this paragraph.

(h) Subject to the Funds Certain Provision, (i) the Specified Acquisition Agreement Representations shall be true and correct in all material respects and (ii) the Specified Representations shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” (as defined in the Acquisition Agreement) or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided further, that a failure of any Specified Acquisition Agreement Representation to be accurate will not constitute the failure of any conditions precedent set forth in this Section 4.01 or a Default or Event of Default, unless such failure results in a failure of a condition precedent to the Borrower’s obligation to consummate the Acquisition or such failure gives the Borrower the right (taking into account any notice and cure provisions) to terminate its obligations, in each case, pursuant to the terms of the Acquisition Agreement.

(i) The Transactions shall have been consummated, or substantially concurrently with the initial funding of Loans on the Effective Date, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendment, supplement, waiver or modification (whether pursuant to the Borrower’s consent or otherwise) in any respect by the Borrower in a manner that is materially adverse to the Lenders, in their respective capacities, without the consent of the Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

(j) The Administrative Agent and the Lenders shall have received a certificate from a Financial Officer or other similar officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially the form of Exhibit P.

(k) The Administrative Agent shall have received (x) at least three (3) Business Days prior to the Effective Date, all documentation and other information about Holdings, the Borrower and the other Effective Date Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Effective Date by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (y) at least three business days prior to the Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation with respect to the Borrower.

(l) (i) All outstanding Indebtedness of the Parent Companies under that certain Loan Agreement, dated as of May 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among the Parent Companies, COMSAT, Inc., a Delaware corporation, Stewart Ratcliff Aviation Services, Inc., an Ohio corporation, Satcom Direct Avionics, Inc., an Ohio corporation and Satcom Direct Avionics, ULC, a British Columbia unlimited liability company and Bank of America, N.A. shall be repaid in full and all other related obligations thereunder (including any accrued and unpaid interest and fees) shall be terminated in full, and all guarantees and security interests in respect thereof shall be terminated and/or released, as applicable (this Section 4.01(l)(i), the “Debt Repayment”) and (ii) none of the Borrower or any of the Restricted Subsidiaries has any Indebtedness outstanding other than (A) Indebtedness pursuant to this Agreement or (B) Indebtedness otherwise permitted hereunder.

(m) The Administrative Agent shall have received a Borrowing Request for the Initial Term Loans to be funded on the Effective Date in accordance with Section 2.03.

(n) No Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred since the date of the Acquisition Agreement and be continuing.

(o) The Administrative Agent shall have received a duly executed copy of that certain Hold Separate Agreement, dated as of December 2, 2024, by and between Buyer and Satcom Direct, in respect of certain actions in Saudi Arabia until receipt of non-objection to the Acquisition from the Saudi Arabia General Authority for Competition.

Notwithstanding anything herein to the contrary, it is understood that, to the extent any lien search, insurance certificate or endorsement or security interest in any Collateral owned by the Parent Companies is not or cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests in assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or delivery of any lien search, insurance certificate or endorsement or the provision and/or perfection of a security interest in such Collateral shall not constitute a condition for purposes of this Section 4.01, but instead shall be required to be provided and/or delivered within ninety (90) days after the Effective Date (or such later date as agreed by the Administrative Agent) pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably (or, in the case of any possessory collateral, within ninety (90) days after the Effective Date (or such later date as reasonably agreed by the Administrative Agent)) (the “Funds Certain Provision”).

Section 4.02 [Reserved].

ARTICLE V

AFFIRMATIVE COVENANTS

From and after the Effective Date and until the Termination Date, each of Holdings (solely in the case of Section 5.12) and the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information.

The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) on or before the date that is ninety (90) days after the end of each fiscal year of Holdings commencing with the fiscal year ending December 31, 2024, audited consolidated balance sheet and audited consolidated statements of income and retained earnings and statement of cash flows of Holdings and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by customary management discussion and analysis, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than an “emphasis of matter” paragraph or any such exception, qualification or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any potential or actual inability to satisfy a financial maintenance covenant, including the Financial Performance Covenant, or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ending March 31, 2025, on or before the date that is sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, unaudited consolidated balance sheet and unaudited consolidated statements of income and retained earnings and statement of cash flows of Holdings and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and accompanied by customary management discussion and analysis, all certified by a Financial

Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) not later than five (5) Business Days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth (I) in the case of financial statements delivered under paragraph (a) above and only to the extent the Borrower would be required to prepay Term Borrowings pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2025, a calculation of Excess Cash Flow for such fiscal year and (II) if the Applicable Rate is to be determined in accordance with Category 2 or Category 3, a calculation of the Total Net Leverage Ratio as of the last day of the applicable fiscal quarter or fiscal year;

(e) [reserved];

(f) to the extent the Borrower is required to or voluntarily does file such documents with the SEC or with any national securities exchange, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, as the Administrative Agent may reasonably request in writing, in each case subject to the limitations set forth below and in Sections 5.08 and 9.12; provided that, none of the Borrower nor any Restricted Subsidiary will be required to disclose any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding agreement, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) constitutes Material Non-Public Information as reasonably determined by the Borrower;

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (x) the applicable financial statements of (i) any Holdings Parent that, directly or indirectly, holds all of the Equity Interests of the Borrower and holds no other material assets other than the Equity Interests of Holdings or (ii) any Wholly Owned Restricted Subsidiary of the Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (y) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or Holdings or any Holdings Parent) filed with the SEC within the applicable time periods required by applicable law and regulations (including any extended deadlines available thereunder); provided that (i) to the extent such information relates to any Holdings Parent, or any Qualified Reporting Subsidiary, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent or Qualified Reporting Subsidiary, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than an “emphasis of matter” paragraph or any such exception, qualification or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any potential or actual inability to satisfy a financial maintenance covenant, including the Financial Performance Covenant, or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on Holdings’ or the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by fax or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Any financial statements required to be delivered pursuant to Sections 5.01(a), (b) or (f) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Loan Documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or their Affiliates’ securities. The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (x) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (y) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 5.01(a), (b) and (c) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any Material Non-Public Information and all other information shall be assumed to contain Material Non-Public Information.

Notwithstanding anything to the contrary herein, neither Holdings nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, fiduciary duty or binding agreement, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party or any Subsidiary owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s or Subsidiary’s obligations under this Section 5.01) to any third party; provided that in the event that you do not provide information in reliance on the exclusions in this sentence, you shall use your commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld.

Section 5.02 Notices of Material Events.

Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Event of Default;

(b) to the extent permissible by Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer the Borrower or any Subsidiary, affecting Holdings, the Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability, in each case that would reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event or ERISA Events that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent prompt (and in any event within forty-five (45) days after or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.

(b) The Borrower shall provide in each Compliance Certificate delivered pursuant to Section 5.01(d) any changes, if any, to Schedule III to the Collateral Agreement as required to make such schedules accurate as of the last day of the fiscal quarter for which such Compliance Certificate is delivered.

Section 5.04 Existence; Conduct of Business.

The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, FCC Licenses, permits, privileges, franchises, Intellectual Property and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of the Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05 Payment of Taxes, etc.

The Borrower will, and will cause each Restricted Subsidiary to, pay all Taxes (whether or not shown on a Tax return) imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by Holdings, the Borrower or any of their respective Subsidiaries or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties.

The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (casualty, condemnation and ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07 Insurance.

(a) The Borrower will, and will cause each Restricted Subsidiary to maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment or the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Administrative Agent, upon written request from the Administrative Agent (not to exceed one time per fiscal year, unless and Event of Default has occurred and is continuing), information presented in reasonable detail as to the insurance so carried. The Borrower shall, and shall cause each Loan Party organized or existing under the laws of the United States (or any state thereof or the District of Columbia) to (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured as its interests may appear on each such general liability policy of insurance belonging to or insuring such Loan Party (other than directors and officers policies, workers compensation policies and business interruption insurance) and (ii) in the case of each casualty insurance policy belonging to or insuring a Loan Party organized or existing under the laws of the United States (or any state thereof or the District of Columbia), include a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee or mortgagee thereunder.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the flood insurance so carried.

Section 5.08 Books and Records; Inspection and Audit Rights.

The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder)) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or the Restricted Subsidiaries, as the case may be. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its tangible properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and financial condition with its senior officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further that (a) when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, this Section 5.08 is subject to the last paragraph of Section 5.01.

Section 5.09 Compliance with Laws.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including Environmental Laws) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, that the Borrower will, and will cause each Restricted Subsidiary to comply in all material respects with the FCPA, Sanctions and the applicable portions of the USA PATRIOT Act.

Section 5.10 Use of Proceeds.

The Borrower will use the proceeds of the Term Loans borrowed on the Effective Date, together with cash on hand of the Borrower, to directly or indirectly finance the Transactions.

Section 5.11 Additional Subsidiaries.

(a) If (i) any additional Restricted Subsidiary, organized or incorporated in the United States (or any state thereof or the District of Columbia), is formed or acquired on (with respect to the Acquisition) or after the Effective Date, (ii) any Restricted Subsidiary ceases to be an Excluded Subsidiary or (iii) the Borrower, at its option, elects to cause a Subsidiary of the

Borrower organized or incorporated in the United States (or any state thereof or the District of Columbia), an Electing Foreign Guarantor or to the extent reasonably acceptable to the Administrative Agent, a Subsidiary that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which the Borrower and their respective Subsidiaries own no Equity Interest) to become a Subsidiary Loan Party, then the Borrower will, within ninety (90) days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after (x) such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), (y) such Restricted Subsidiary ceases to be an Excluded Subsidiary or (z) the Borrower has made such election, cause such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party (or with respect to an Electing Foreign Guarantor, cause such Electing Foreign Guarantor to execute a guaranty of the Secured Obligations (which may be the Guarantee Agreement or, if reasonably required by the Administrative Agent in order to create a legally enforceable Guarantee of the Secured Obligations, a guaranty governed by the laws of the Applicable Country in which such Electing Foreign Guarantor is incorporated or organized, in each case with such changes or limitations as are customary in the Applicable Country as are reasonably agreed by the Administrative Agent) and all documents, financing statements, agreements, instruments, certificates, notices and acknowledgements and filings which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens on the assets of such Electing Foreign Guarantor, in each case (i) in a form reasonably acceptable to the Administrative Agent and the Borrower, (ii) governed by the laws of the Applicable Country in which such Electing Foreign Guarantor is incorporated or organized and (iii) subject to customary exceptions for transactions of this type in such Applicable Country consistent, where applicable, with the definition of “Excluded Assets”), and any such Restricted Subsidiary shall be a Loan Party and Subsidiary Loan Party for all purposes hereunder. In the event that the Borrower elects to cause an Excluded Subsidiary to be a Subsidiary Loan Party in accordance with the foregoing, such Excluded Subsidiary shall cease to be an Excluded Subsidiary for purposes of the Loan Documents until redesignation as an Excluded Subsidiary in accordance with the terms hereof.

(b) Notwithstanding the foregoing, in the event any real property would be required to be mortgaged pursuant to this Section 5.11, the Borrower shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such real property within 90 days following the formation or acquisition of such real property or such Restricted Subsidiary or the identification of such new Material Subsidiary, or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

Section 5.12 Further Assurances.

(a) Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) Subject, in each case, to the limitations set forth in the Security Documents, if, after the Effective Date, any material assets (other than Excluded Assets), including any Material Real Property, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section but only as and to the extent required pursuant to the “Collateral and Guarantee Requirement,” all at the expense of the Loan Parties and subject to the second to last paragraph of the definition of the term “Collateral and Guarantee Requirement.” In the event any Material Real Property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 5.12 within ninety (90) days following the acquisition of such Material Real Property or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

Section 5.13 Designation of Subsidiaries.

(a) The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary that owns or exclusively licenses any Material IP of the Borrower or its Restricted Subsidiaries, or that holds any FCC Licenses, may be designated as an Unrestricted Subsidiary other than in connection with transactions that have a bona fide business purpose (as determined by the Borrower in good faith) utilizing available basket exceptions as necessary and (iii) the designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower or its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Borrower’s or its respective subsidiaries’ (as applicable) investment therein as of such designation date. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value (as determined in good faith by the Borrower) at the date of such designation of the Borrower’s or its Subsidiaries’ (as applicable) Investment in such Subsidiary.

(b) The Borrower may at any time after the Effective Date designate any Restricted Subsidiary that is an Excluded Subsidiary as an Electing Guarantor in accordance with Section 5.11 or Electing Guarantor as an Excluded Subsidiary. The designation of any Excluded Subsidiary as an Electing Guarantor shall constitute a return on any Investment by the Borrower in such Excluded Subsidiary in an amount equal to the fair market value (as determined in good faith by the Borrower) at the date of such designation of the Borrower’s or its Subsidiaries’ (as applicable) Investment in such Subsidiary. The designation of any Electing Guarantor as an

Excluded Subsidiary after the Effective Date shall constitute (i) the incurrence at the time of designation of Indebtedness or Liens of such Subsidiary existing at such time and (ii) an Investment by the Borrower or its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Borrower’s or its respective subsidiaries’ (as applicable) investment therein.

Section 5.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

Section 5.15 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates on terms, taken as a whole, substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or, if in the good faith judgment of the Board of Directors no comparable arm’s-length transaction is available with which to compare such transaction, on terms otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view, except that the following in any event shall be permitted: (i) (A) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) transactions involving aggregate payment or consideration of less than $15,000,000, (ii) any transaction or series of related transactions involving aggregate consideration in excess of $30,000,000 for which the Borrower has delivered to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, approving such transaction, (iii) the Transactions and the payment of fees and expenses as part of or in connection with the Transactions and transactions constituting any Permitted Reorganization, (iv) the payment of expenses and indemnities to the GTCR Group (or management companies of the GTCR Group) to the extent such expenses and indemnities relate to the ownership and operation of the Borrower and its Restricted Subsidiaries, (v) issuances, sale or transfer of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) compensation (including bonuses and securities issuances or other payments, awards, grants in cash or otherwise) and employee benefit arrangements and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers, directors, managers, consultants and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Section 6.04 or any acquisition or other Investment permitted hereunder), (vii) payments by the Borrower and its Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, to the extent such payments are permitted by Section 6.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Holdings (or any Holdings Parent), the Borrower, and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its

Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 5.17 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.07 and loans and advances in lieu thereof pursuant to Section 6.04(l), (xi) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto), (xii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (xiii) sales or pledges of accounts receivable, or participations therein, or Securitization Assets or related assets, the creation of intercompany debt or other customary transactions or obligations, in each case, in connection with or any Qualified Securitization Facility, (xiv) customary payments by the Borrower and its Restricted Subsidiaries to the GTCR Group made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith, (xv) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary, and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary and not in contemplation of such Unrestricted Subsidiary becoming redesignated as a Restricted Subsidiary, (xvi) Affiliate repurchases of the Loans to the extent permitted hereunder and the holdings of such Loans and the payments and other transactions contemplated herein in respect thereof, (xvii) any transaction between or among the Borrower or any Restricted Subsidiary and any non-wholly owned Affiliate of the Borrower or a joint venture or similar entity that is otherwise permitted hereunder to the extent such Affiliate, joint venture or similar entity is an Affiliate solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, joint venture or similar entity, (xviii) payments and expenses pursuant to any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Subsidiary or any direct or indirect parent of the Borrower, (xix) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee and any Affiliate of the Borrower, as lessor, and any transaction(s) pursuant to that lease, (xx) payments and expenses pursuant to Intercompany License Agreements in the ordinary course of business or consistent with industry practice, (xxi) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower or any direct or indirect parent of the Borrower pursuant to an equity holders agreement, registration rights agreement or similar agreement entered into on or after the Effective Date, (xxii) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries, (xxiii) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Borrower or a direct or indirect parent of the Borrower and (xxiv) Investments by any Investor or direct or indirect parent of the Borrower in securities of the Borrower.

ARTICLE VI

NEGATIVE COVENANTS

From and after the Effective Date and until the Termination Date, each of Holdings (solely in the case of Section 6.03) and the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness; Certain Equity Securities.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Indebtedness, except:

(i) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.21);

(ii) Indebtedness, including intercompany Indebtedness, outstanding on the Effective Date; provided that any Indebtedness in excess of $2,500,000 individually shall only be permitted if set forth on Schedule 6.01 (unless such Indebtedness is permitted by another clause in this Section 6.01), and any Permitted Refinancing thereof;

(iii) Guarantees by the Borrower and any of the Restricted Subsidiaries in respect of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is permitted under Section 6.04 (other than Section 6.04(u)) and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of (x) the Borrower owing to Holdings or any Restricted Subsidiary or (y) any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, in each case, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit F or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v) (A) Indebtedness (including Capital Lease Obligations and purchase money Indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of (A) $40,000,000 and (B) 30.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time;

(vi) Indebtedness in respect of Swap Agreements (including Secured Swap Agreements Obligations as defined in the Existing Credit Agreement) incurred in the ordinary course of business and not for speculative purposes;

(vii) (a) Indebtedness (1) assumed or acquired in connection with a Permitted Acquisition or permitted Investment or secured by any assets so acquired so long as not incurred in contemplation thereof, (2) of any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary so long as such Indebtedness was not incurred by such Unrestricted Subsidiary in contemplation of such redesignation (it being acknowledged that (x) a Person that becomes a direct or indirect Restricted Subsidiary of the Borrower as a result of a Permitted Acquisition or permitted Investment may remain liable with respect to Indebtedness existing on the date of such acquisition (and not incurred in contemplation thereof) and (y) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary may remain liable with respect to Indebtedness existing on the date of such redesignation (and not incurred in contemplation thereof)) or (3) incurred in contemplation of a Permitted Acquisition or other permitted Investment; provided that the aggregate principal amount of such Indebtedness outstanding under this clause (3) at the time of incurrence (or as of the LCT Test Date if a Limited Condition Transaction) does not exceed at any time the sum of (I) the greater of (x) $56,000,000 and (y) 40.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time, plus (II) unlimited additional Indebtedness if, for purposes of this clause (II), immediately after giving effect to such Permitted Acquisition or permitted Investment, as the case may be, and the assumption of such Indebtedness, on a Pro Forma Basis, the Borrower would be able to incur $1.00 of Indebtedness (of the same payment and lien priority as the Indebtedness incurred pursuant to this clause (3)) under the Ratio Incremental Amount (it being understood and agreed that unless notified by the Borrower, (A) the Borrower shall be deemed to have used capacity under this clause (II) (to the extent compliant therewith) prior to utilization of amounts of the type described in clause (I) above, (B) Indebtedness may be incurred in respect of both this clause (II) and clause (I) above, and the proceeds from any such incurrence in respect of both clauses may be utilized in a single transaction by first calculating the incurrence in respect of this clause (II) and then calculating the incurrence in respect of clause (I) above (and, for the avoidance of doubt, the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio or Total Net Leverage Ratio may be exceeded or the Cash Interest Coverage Ratio may be less than the required minimum, in each case as a result thereof) and (C) the Borrower may re-designate any such Indebtedness originally incurred in respect of clause (I) as incurred in respect of clause (II) if, at the time of such re-designation, the Borrower would be permitted to incur such Indebtedness under clause (II) the aggregate principal amount of Indebtedness being so re-designated (for purposes of clarity, with any such re-designation having the effect of increasing the Borrower’s ability to incur Indebtedness in respect of clause (I) as of the date of such re-designation by the amount of such Indebtedness so re-designated) (it being understood and agreed that such reclassification shall be automatic if at the end of any fiscal quarter such reclassification would be permitted)); and (b) in respect of the foregoing, any Permitted Refinancing thereof; provided further that any such Indebtedness incurred pursuant to this clause (3), shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans outstanding at the time such Indebtedness is incurred and (y) if secured by the Collateral, shall be subject to the Pari Passu Intercreditor Agreement or the Junior Intercreditor Agreement, as applicable;

(viii) Indebtedness to the seller of any business or assets acquired by the Borrower or any Restricted Subsidiary in a transaction permitted hereunder (including Indebtedness to finance the payment of earnout obligations owing to such seller as a result of such transaction), provided that the aggregate principal amount of Indebtedness permitted under this Section 6.01(a)(viii) at any one time outstanding shall not exceed the greater of (A) $21,000,000 and (B) 15% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time;

(ix) Indebtedness incurred pursuant to the Existing Credit Agreement;

(x) Indebtedness incurred by the Borrower or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis;

(xi) Settlement Indebtedness;

(xii) Indebtedness in respect of any Cash Management Obligations, any Secured Cash Management Obligations (as defined in the Existing Credit Agreement), and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with securities or deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiii) Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non-competes and other contingent obligations), or other similar arrangements incurred or assumed in connection with any Permitted Acquisition, any other Investment or any Disposition, in each case, permitted under this Agreement;

(xiv) Indebtedness of the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary after the Effective Date (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary including the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the sum of (A) the greater of (x) $60,000,000 and (y) 20.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of incurring of such Indebtedness plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of incurring such Indebtedness; provided that any amounts included in the definition of “Available Amount” may only be used for incurrence of such Indebtedness so long as no Specified Event of Default shall have occurred and be continuing at such time (it being understood that any Indebtedness deemed incurred or issued in reliance on this clause (xiv) will cease to be deemed incurred or issued or outstanding for the purpose of this clause (xiv) but will be deemed incurred or issued under clause (xxiii) from and after the first date on which the Borrower or such Restricted Subsidiaries could have incurred such Indebtedness under clause (xxiii)); provided further that Indebtedness incurred in reliance on clause (B) or (C) above shall not be secured on a pari passu basis with the Secured Obligations;

(xv) [Reserved];

(xvi) [Reserved];

(xvii) Indebtedness in an amount not to exceed one times the unutilized amounts pursuant to clause (xvi) of Section 6.07(a) (provided that any such usage under this clause shall reduce the amounts available under such clause (xvi) of Section 6.07(a)); provided further that Indebtedness incurred pursuant to this clause shall not be secured on a pari passu basis with the Secured Obligations;

(xviii) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xix) Indebtedness supported by a letter of credit issued under the Existing Credit Agreement in a principal amount not to exceed the face amount of such letter of credit;

(xx) [reserved];

(xxi) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof; provided, that (A) in the case of any Permitted Unsecured Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt, the obligor thereon shall be the Borrower and (B) in the case of any Permitted Refinancing of any Permitted Unsecured Refinancing Debt, the obligor thereon shall be the Borrower or a Subsidiary Loan Party; provided further that in the case of any Permitted Unsecured Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt (or any Permitted Refinancing thereof), such Indebtedness shall not be guaranteed by any entity that is not, or that does not substantially concurrently become, a Loan Party;

(xxii) Permitted First Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt, and any Permitted Refinancing of any of the foregoing; provided, that (A) in the case of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt, the obligor thereon shall be the Borrower and (B) in the case of any Permitted Refinancing of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the obligor thereon shall be the Borrower or a Subsidiary Loan Party; provided further that in the case of any Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt that constitutes a Permitted Refinancing of Incremental Equivalent Debt (or any Permitted Refinancing thereof), such Indebtedness (x) shall not be guaranteed by any entity that is not, or that does not substantially concurrently become, a Loan Party and (y) solely in the case such Indebtedness is pari passu in right of payment and security with the Initial Term Loans, such Indebtedness may participate on a pro rata basis (or on less than a pro rata basis if the Borrower and the Lenders thereunder elect lesser payments) (but not greater than pro rata basis) in any mandatory prepayments hereunder (other than mandatory prepayments resulting from a refinancing of any facility which may be applied exclusively to the facility being refinanced);

(xxiii) Any other Indebtedness of the Borrower consisting of one or more series of secured or unsecured loans, bonds, notes or debentures (which Indebtedness, if secured, may be secured either by Liens pari passu with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) (and any registered Equivalent Notes issued in exchange therefor) (the Indebtedness incurred under this clause (xxiii) being “Incremental Equivalent Debt”); provided that (x) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xxiii) shall not exceed, at the time of incurrence, the Incremental Cap at such time, and (y) such Indebtedness complies with the provisions of the Required Additional Debt Terms;

(xxiv) Indebtedness of any Restricted Subsidiary that is not a Loan Party in an amount not to exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the sum of (I) the greater of (A) $50,000,000 and (B) 36% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time plus (II) an unlimited amount of Indebtedness if such Indebtedness is in the form of ordinary course working capital lines of credit or other local lines of credit that is non-recourse to any Loan Party and is not secured by assets constituting Collateral;

(xxv) Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other indemnification or reimbursement-type obligations;

(xxvi) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(xxvii) Indebtedness representing deferred compensation or stock-based compensation owed to employees of the Borrower or the Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(xxviii) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted by Section 6.07(a);

(xxix) Indebtedness incurred in connection with a Qualified Securitization Facility in an amount not to exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $40,000,000 and (B) 30.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time;

(xxx) Indebtedness of any Restricted Subsidiary that is a joint venture in an amount not to exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $35,000,000 and (B) 25.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time; and

(xxxi) endorsement of instruments or other payment items for deposit in the ordinary course of business;

(xxxii) to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Restricted Subsidiaries;

(xxxiii) performance Guarantees of the Borrower and the Restricted Subsidiaries primarily guaranteeing performance of contractual obligations of the Borrower or Restricted Subsidiaries to a third party and not primarily for the purpose of guaranteeing payment of Indebtedness;

(xxxiv) Indebtedness in respect of trade letters of credit not to exceed $10,000,000 at any time outstanding;

(xxxv) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions;

(xxxvi) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxv) above; and.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Equity Interests in excess of the greater of (A) $20,000,000 and (B) 15.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time, except (x) to the extent incurred as Indebtedness under Section 6.01(a) and (y) (i) Disqualified Equity Interests issued to and held by Holdings, the Borrower or any Restricted Subsidiary, and (ii) Disqualified Equity Interests issued to and held by joint venture partners after the Effective Date; provided that in the case of this clause (y) any such issuance of Disqualified Equity Interests shall be deemed to be incurred Indebtedness and subject to the provisions set forth in Section 6.01(a) and (d).

(c) Notwithstanding anything to the contrary set forth in this Agreement, (i) no Loan Party shall be permitted to create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness that is, from or of either (x) a Restricted Subsidiary that is a non-Loan Party or (y) an Unrestricted Subsidiary (regardless of whether the Person specified in clause (x) or (y) is the creditor or the obligor of such Indebtedness) and (ii) no Restricted Subsidiary that is a non-Loan Party nor any Unrestricted Subsidiary shall be permitted to guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for borrowed money incurred by any Loan Party, in each case, other than unsecured intercompany Indebtedness incurred in the ordinary course of business and not for financing or liability management purposes.

(d) Notwithstanding anything to the contrary set forth in this Agreement, the aggregate principal amount of Indebtedness or Disqualified Equity Interests (or any other Equity Interests issued in reliance on any of the baskets of this Section 6.01) incurred or issued by Restricted Subsidiaries that are not Loan Parties shall not exceed the amount that is the greater of (x) $80,000,000 and (y) 25.0% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period.

(e) If, for any additional Indebtedness incurred pursuant to this Section 6.01 that is secured on a pari passu basis with the Initial Term Loans, the Effective Yield for such Indebtedness exceeds the Effective Yield for the Initial Term Loans by more than 0.50% per annum, then the Effective Yield for the Initial Term Loans shall be increased to the extent necessary so that the Effective Yield for the Initial Term Loans is equal to the Effective Yield for such additional Indebtedness minus 0.50% per annum; provided that if such Indebtedness includes an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a)(i) through (a)(xxxvi) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a)(i).

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).

Section 6.02 Liens.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased) or hereafter acquired (but not leased) by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on the Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $2,500,000 individually shall only be permitted if set forth on Schedule 6.02 (unless such Lien is permitted by another clause in this Section 6.02) and any modifications, replacements, renewals or extensions thereof; provided further that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) (i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) in the ordinary course of business that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor, licensor, sublicensor or sublessor under any lease or license entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business or consistent with past practice;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01;

(x) Liens granted in favor of the Borrower or any Restricted Subsidiary;

(xi) Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Effective Date and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, and proceeds or products thereof and, in the case of multiple equipment financings provided by any lender, other equipment financed by such lender);

(xii) Liens on cash, Permitted Investments or other marketable securities securing letters of credit of any Loan Party issued under the Existing Credit Agreement that are cash collateralized in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens on the Collateral securing Indebtedness permitted under Section 6.01(a)(xxii) (to the extent not secured by assets that constitute Collateral) or 6.01(a)(xxiii), as long as such Liens are subject to the applicable Intercreditor Agreement;

(xx) Liens securing Indebtedness on real property other than the Material Real Properties (except as required by this Agreement);

(xxi) Settlement Liens;

(xxii) Liens securing Indebtedness permitted under Section 6.01(a)(iv), (vii)(2), (vii)(3), (viii), (xiv), (xvii) or (xxxiv); provided further that if such Liens are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Initial Term Loans, the agent for such Indebtedness shall have entered into the applicable Intercreditor Agreement;

(xxiii) Liens on assets of any Restricted Subsidiary that is not a Loan Party (x) securing working capital lines in foreign jurisdictions and/or (y) securing other obligations or Indebtedness permitted by Section 6.01;

(xxiv) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxv) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxvi) Liens on Equity Interests of (I) any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement or (II) any Unrestricted Subsidiary;

(xxvii) Liens securing Secured Cash Management Obligations and Secured Swap Obligations (each as defined in the Existing Credit Agreement), subject to the Pari Passu Intercreditor Agreement;

(xxviii) other Liens; provided that, at the time of the granting thereof and after giving Pro Forma Effect thereto, the aggregate amount of obligations secured by all Liens incurred in reliance on this clause (xxviii) shall not exceed the sum (A) of the greater of (x) $60,000,000 and (y) 45.0% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such time plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of incurring of such Liens plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of incurring of such Liens; provided further that any amounts included the definition of “Available Amount” may only be used for incurrence of such Liens so long as no Specified Event of Default shall have occurred and be continuing at such time or at the time of the relevant LCT Election (provided that, with respect to any such obligation, the amount of such obligation shall be the lesser of (x) the outstanding face amount of such obligation and (y) the fair market value of the assets securing such obligation); provided further that if such Liens are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Initial Term Loans, the agent for such Indebtedness shall have entered into the applicable Intercreditor Agreement; provided further that Indebtedness incurred in reliance on clause (B) or (C) above shall not be secured on a pari passu basis with the Liens that secure the Initial Term Loans;

(xxix) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(xxx) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters for arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(xxxi) Liens of bailees arising as a matter of law or pursuant to the standard terms of agreement of such bailee in the ordinary course of business; provided that such Liens shall extend only to the assets subject to such bailment;

(xxxii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(xxxiii) utility and similar deposits in the ordinary course of business;

(xxxiv) purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Restricted Subsidiary in joint ventures;

(xxxv) Liens in favor of the Borrower or a Restricted Subsidiary arising in connection with Intercompany License Agreements;

(xxxvi) Liens on cash or Permitted Investments securing any Swap Agreement (or any obligations in respect of the clearing thereof) so long as the fair market value of the assets securing such Swap Agreement does not exceed $20,000,000 at any time;

(xxxvii) Liens (i) attaching solely to cash advances and cash earnest money deposits in connection with Investments permitted under Section 6.04 or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted hereunder;

(xxxviii) Liens securing Indebtedness or other obligations incurred pursuant to the Existing Credit Agreement, subject to the Pari Passu Intercreditor Agreement; and

(xxxix) any Lien resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange.

For purposes of determining compliance with this Section 6.02, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens described in clauses (i) through (xxxix) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens created under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (i).

Section 6.03 Fundamental Changes; Holdings Covenant.

(a) Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve (which, for the avoidance of doubt, shall not restrict Holdings, the Borrower or any Restricted Subsidiary from changing its organizational form), except that:

(i) any Restricted Subsidiary may merge, amalgamate or consolidate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) any one or more Restricted Subsidiaries; provided, further, that when any Subsidiary Loan Party is merging, amalgamating or consolidating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or the Borrower or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii) (A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Subsidiary that is not a Loan Party and (B) (x) any Restricted Subsidiary may liquidate or dissolve and (y) any Restricted Subsidiary may change its legal or organizational form if the Borrower determines in good faith that such action is in the best interests of Holdings, the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent the transferee is not a Loan Party, such transaction would constitute an Investment that is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv) (I) the Borrower may merge, amalgamate or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower or is a Person into which the Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, is the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States (or any state thereof), (2) the Successor Borrower shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Event of Default (or, to the extent related to a Permitted Acquisition or any Investment not prohibited by Section 6.04, no Specified Event of Default) shall exist after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that (A) the Borrower shall have provided any documentation and other information about the Successor Borrower to the extent reasonably requested in writing promptly, and in any case within one Business Day following the delivery of the certificate in clause (4), by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act and (B) such Lender shall be reasonably satisfied that its review of such documentation and information requested and delivered pursuant to clause (A) complies with such applicable “know your customer” and anti-money laundering rules and regulations (provided, that for the avoidance of doubt, the Borrower’s failure to deliver information requested after the first Business Day following delivery of the certificate in clause (4) above shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents) or (II) Holdings may merge, amalgamate or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated (or, in connection with a Disposition of all or substantially all of Holdings’ assets, is the transferee of such assets) (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall be an entity organized or existing under the laws of the United States (or any state thereof), (2) the Successor Holdings shall expressly assume all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than Holdings, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement and (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Event of Default (or, to the extent related to a Permitted Acquisition or any Investment not prohibited by Section 6.04, no Specified Event of Default) shall exist after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided further that (A) Holdings shall have provided any documentation and other information about the Successor Holdings to the extent reasonably requested in writing promptly, and in any case within one Business Day following the delivery of the certificate in clause (4), by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act and (B) such Lender shall be reasonably satisfied that its review of such documentation and information requested and delivered pursuant to clause (A) complies with such applicable “know your customer” and anti-money laundering rules and regulations (provided, that for the avoidance of doubt, Holdings’ failure to deliver information requested after the first Business Day following delivery of the certificate in clause (4) above shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents);

(v) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(vi) Holdings, the Borrower and the Restricted Subsidiaries may consummate the Transactions and any Permitted Reorganization; and

(vii) any Restricted Subsidiary may effect a merger, amalgamation, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

(b) Holdings, the Borrower or any Restricted Subsidiary, will not make any change in its fiscal year; provided that, Holding may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

(c) Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests or debt interests of the Borrower and any other Subsidiary (including any Subsidiary that is not the Borrower or a Subsidiary of the Borrower which is formed solely for purposes of acting as a co-obligor with respect to any Qualified Holding Company Debt and which does not conduct, transact or otherwise engage in any material business or operation, and, in each case, activities incidental thereto), (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents and any documentation governing any Indebtedness or Guarantee and the other agreements contemplated hereby and thereby and any Permitted Reorganization, (v) any public offering of its stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) [reserved], (vii) making any dividend or distribution or other transaction similar to a Restricted Payment, or any Investment in the Borrower or any other Subsidiary, (viii) the incurrence of Qualified Holding Company Debt or the guaranteeing of any Indebtedness permitted under Section 6.01 or the issuance of letters of support for any of its Subsidiaries entered into in the ordinary course of business or in connection with the delivery of audit opinions, (ix) incurring fees, costs and expenses in the ordinary course of business, including relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (x) providing indemnification to officers and members of the Board of Directors, (xi) repurchases of Indebtedness through open market purchases and Dutch auctions (in the case of Loans, to the extent permitted hereunder), (xii) activities incidental to the consummation of the Transactions and (xiii) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this paragraph.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a) Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice;

(b) loans or advances to officers, members of the Board of Directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $15,000,000;

(c) Investments by the Borrower in any Restricted Subsidiary and Investments by any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary; provided that any Investment by the Borrower or any Loan Guarantors (excluding Holdings) in any non-Loan Party Restricted Subsidiary pursuant to this clause (c) shall only be permitted to the extent existing on the Effective Date and set forth on Schedule 6.04; provided further that if any Investment pursuant to Section 6.04(bb) is made in any Person that is an Unrestricted Subsidiary or other non-Loan

Party Subsidiary (including any Restricted Subsidiary that is not a Loan Guarantor after the Effective Date) at the date of the making of such Investment and such Person becomes a Loan Guarantor after such date, such Investment will thereafter be deemed to have been made pursuant to this Section 6.04(c) to the extent permitted hereunder and will cease to have been made pursuant to Section 6.04(bb) for so long as such Person continues to be a Loan Guarantor;

(d) Investments (other than guarantees of Indebtedness) consisting of extensions of trade credit and guarantees in the ordinary course of business;

(e) Other than with respect to Investments in any non-Loan Party Restricted Subsidiary, Investments (i) existing or contemplated on the Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Effective Date by Holdings, the Borrower or any Restricted Subsidiary in Holdings, the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04 or as otherwise permitted by this Section 6.04;

(f) Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h) Permitted Acquisitions and Investments in any Restricted Subsidiary necessary to consummate Permitted Acquisitions;

(i) the Transactions;

(j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) loans and advances to Holdings or any direct or indirect parent of the Borrower (x) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings or such direct or indirect parent of the Borrower in accordance with Section 6.07(a) (other than Section 6.07(a)(xvii)(2)) and (y) to the extent the proceeds thereof are contributed or loaned or advanced to the Borrower or a Restricted Subsidiary;

(m) additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (m)), shall not exceed the sum of the greater of (i)(A) $70,000,000 and (B) 50.0% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, plus (ii) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (iii) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment; plus (iv) unused amounts available to make Investments pursuant to Section 6.04(bb) (it being understood that the usage for such amounts for Investments under this clause (m) shall reduce the amount available for Investments under such Section 6.04(bb)) plus (v) unused amounts available to make Restricted Payments pursuant to Section 6.07(a)(xvi) (it being understood that the usage for such amounts for Investments under this clause (m) shall reduce the amount available for Restricted Payments under such Section 6.07(a)(xvi)) plus (vi) unused amounts available to make prepayments, redemptions, repurchases, defeasances and other payments of Junior Financing pursuant to Section 6.07(b)(iv) (it being understood that the usage of such amounts for Investments under this clause (m) shall reduce the amounts available for prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing under such Section 6.07(b)(iv)); provided, to the extent such Investment or other acquisition is made in reliance on clause (ii) above, no Specified Event of Default shall have occurred and be continuing or would result therefrom (provided, that in the case of an Investment or other acquisition incurred to finance a Limited Condition Transaction, if the Borrower had made an LCT Election, such condition shall be that no Specified Event of Default shall have occurred and be continuing at the LCT Test Date) (this clause (m), the “General Investment Basket”);

(n) advances of payroll payments, including wages, commissions, bonuses and other variable compensation to employees in the ordinary course of business;

(o) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts) of Holdings, the Borrower or any direct or indirect parent of the Borrower;

(p) Investments of a Restricted Subsidiary acquired after the Effective Date or of a Person merged, amalgamated or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date or that otherwise becomes a Restricted Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Restricted Subsidiary or Person shall comply with the requirements of Section 6.04(h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(s) any Permitted Reorganization and any Investments in connection therewith;

(t) additional Investments so long as at the time of any such Investment and after giving effect thereto, on a Pro Forma Basis, the Total Net Leverage Ratio is no greater than 3.00 to 1.00;

(u) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.07, respectively;

(v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;

(w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y) Investments made by an Unrestricted Subsidiary (other than Investments made with the proceeds of Investments made in reliance on Section 6.04(bb)) prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z) Investments in or relating to a Securitization Subsidiary or a Restricted Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Facilities or any related Indebtedness;

(aa) Investments in the ordinary course of business in connection with Settlements;

(bb) (i) Investments in any Unrestricted Subsidiaries, joint ventures and Persons which do not become Loan Parties as a result of such Investment (including Restricted Subsidiaries that are not Loan Guarantors) in an amount not to exceed the greater of (A) $35,000,000 and (B) 25.0% of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment and (ii) Investments in the Designated Acquired Subsidiaries in an amount not to exceed the greater of (A) $10,000,000 and (B) 3.5 % of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment;

(cc) Investments in any Person engaged in a business similar to the business activities of the Borrower and its Subsidiaries on the Effective Date or business activities which are extensions thereof or otherwise incidental, corollary, synergistic, reasonably related or ancillary to any of the foregoing in an amount not to exceed the greater of (A) $45,500,000 and (B) 32.5% of Consolidated EBITDA for the Test Period then last ended at the time of making such Investment;

(dd) asset purchases (including purchases of inventory, supplies and materials) and the granting of non-exclusive licenses or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(ee) Investments by any Restricted Subsidiary that is not a Loan Party in a Person that is not a Loan Party, and will not become a Loan Party upon the making of such Investment, to the extent such Investments are funded with amounts attributable to the cash flow of the Restricted Subsidiary that is not a Loan Party;

(ff) Investments in connection with Intercompany License Agreements;

(gg) Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder;

(hh) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04;

(ii) (a) performance bonds or guarantees and contingent obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 6.02 (other than by reference to this Section 6.04(ii)(b));

(jj) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice; and

(kk) Term Loans repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 9.04 and “Term Loans” (as defined in the Existing Credit Agreement) repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 2.11(a)(ii) of the Existing Credit Agreement or Section 9.04 of the Existing Credit Agreement so long as such loans are immediately cancelled.

For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.04 (other than Section 6.04(h)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to a Permitted Acquisition unless such Investments are consummated in reliance on Section 6.04(h). In addition, to the extent an Investment is permitted to be made by the Borrower or a Restricted Subsidiary directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to a direct or indirect parent of Borrower and further advanced or contributed substantially simultaneously by such direct or indirect parent of Borrower to a Loan Party or other Restricted Subsidiary for purposes of ultimately making the relevant Investment in the Target Person without constituting an Investment for purposed of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Restricted Subsidiary directly to the Target Person).

Notwithstanding anything to the contrary in this Agreement, (i) no Loan Party shall be permitted to make any Investment in any non-Loan Party Subsidiary in the form of a contribution, exclusive license or other transfer of Material IP (other than the grant of a non-exclusive license of such Material IP in the ordinary course of business) or FCC Licenses and (ii) all Material IP, exclusive licenses to Material IP (in each case, other than the grant of a non-exclusive license of such Material IP in the ordinary course of business) and FCC Licenses, in each case, shall at all times be owned or held by Loan Parties.

Notwithstanding anything to the contrary in this Agreement, any Investments by the Borrower or any Restricted Subsidiary in an Unrestricted Subsidiary or other non-Loan Party Subsidiary (including any Restricted Subsidiary that is not a Loan Guarantor after the Effective Date) shall only be permitted to be made in reliance on Section 6.04(bb)(i) or (ii), as applicable, and no portion of any such Investments may be reclassified as made in reliance on any other exception to this Section 6.04.

Section 6.05 Asset Sales.

The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Borrower or any Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except:

(a) Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable or commercially desirable to maintain, in the conduct of the business of Holdings and any Restricted Subsidiary (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any Intellectual Property that is, in the reasonable judgment of the Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable or commercially desirable to maintain, or in respect of which the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such action or inaction is desirable);

(b) Dispositions of inventory and other assets (including Settlement Assets) in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (or a functional equivalent of such property) or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property (or a functional equivalent of such property);

(d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.07 and Liens permitted by Section 6.02;

(f) Dispositions of property acquired by the Borrower or any of the Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions;

(g) Dispositions of Permitted Investments;

(h) Dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i) leases, subleases, service agreements, product sales, transfers, licenses or sublicenses (including transfers, licenses and sublicenses of Intellectual Property), in each case that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events;

(k) Dispositions of property (including the sale or issuance of Equity Interests of a Restricted Subsidiary) for fair market value (as determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 6.05; provided that with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000, the Borrower or such Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that solely for the purposes of this clause (k), (A) any liabilities (as shown on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or its Restricted

Subsidiaries), to the extent that the Borrower and all of the Restricted Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition, shall be deemed to be cash, (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value (as determined by a Responsible Officer of the Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of the greater of (A) $35,000,000 and (B) 25.0% of Consolidated EBITDA for the Test Period then last ended at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value (as determined by a Responsible Officer of the Borrower in good faith) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (E) consideration received in connection with an asset swap shall be deemed “cash” and (F) at the time of the execution of a binding agreement in respect of such Disposition, no Specified Event of Default shall have occurred and be continuing;

(l) Dispositions of Investments in joint ventures or non-wholly owned Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) Dispositions of any assets not constituting Collateral hereunder, provided that the aggregate fair market value (as determined in good faith by the Borrower) of all such Dispositions, in the aggregate, shall not be in excess of the greater of (A) $7,500,000 and (B) 7.5% of Consolidated EBITDA at the time of such Disposition;

(n) Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries or (B) made to obtain the approval of any applicable regulatory authority in connection with any acquisition or investment (including antitrust authorities, the FCC or FAA);

(o) (i) any Disposition of accounts receivable, Securitization Assets, any participations thereof, or related assets in connection with any Qualified Securitization Facility or (ii) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(p) transfers of condemned real property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of real property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(q) Dispositions constituting any part of a Permitted Reorganization;

(r) Dispositions of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Permitted Investments received from the Borrower or a Restricted Subsidiary) or assets acquired from Unrestricted Subsidiaries;

(s) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Borrower; provided that the aggregate fair market value (as determined in good faith by the Borrower) of all assets constituting Collateral that are exchanged for other assets not constituting Collateral pursuant to this clause (s) shall not exceed the greater of (x) $14,000,000 and (y) 10.0% of Consolidated EBITDA at the time of such swap of assets;

(t) other Dispositions in an aggregate amount not be in excess of the greater of (A) $50,000,000 and (B) 36.0% of Consolidated EBITDA at the time of such Disposition;

(u) samples, including time-limited evaluation software, provided to customers or prospective customers;

(v) de minimis amounts of equipment or other assets provided to employees;

(w) the unwinding of any Cash Management Obligations or Swap Agreement pursuant to its terms;

(x) sales, transfers, leases or other dispositions to the Borrower or a Restricted Subsidiary pursuant to Intercompany License Agreements;

(y) the Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower or any Restricted Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Equity Interests, (iii) transfer any intercompany Indebtedness to the Borrower or any Restricted Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees, the Borrower or any Restricted Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims;

(z) Dispositions set forth on Schedule 6.05; and

(aa) the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof.

Notwithstanding anything to the contrary in this Agreement, (i) no Loan Party shall Dispose of any Material IP or FCC Licenses at any time to a non-Loan Party Subsidiary, other than non-exclusive licensing of intellectual property in the ordinary course of business and (ii) all Material IP, exclusive licenses to Material IP (in each case, other than the grant of a non-exclusive license of such Material IP in the ordinary course of business) and FCC Licenses, in each case, shall at all times be owned or held by Loan Parties.

Section 6.06 [Reserved].

Section 6.07 Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment, except:

(i) the Borrower and each Restricted Subsidiary may make Restricted Payments to the Borrower or any Restricted Subsidiary, provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iii) Restricted Payments made to consummate the Transactions and Restricted Payments constituting any part of a Permitted Reorganization;

(iv) repurchases of Equity Interests in any Holdings Parent, Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(v) Restricted Payments to Holdings or any Holdings Parent, which Holdings or such Holdings Parent may use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or Indebtedness or to service Indebtedness incurred by Holdings or any Holdings Parent to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest or Indebtedness, held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings or any Holdings Parent, the Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings or any Holdings Parent made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (v) not to exceed $20,000,000 in any calendar year with unused amounts in any calendar year being carried over to the next two succeeding calendar years (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower, Holdings (or by any

Holdings Parent and contributed to the Borrower) or the Restricted Subsidiaries after the Effective Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board of Directors, consultants, officers, employees, managers or independent contractors of Holdings or any Holdings Parent, the Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided further that cancellation of Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings or any Holdings Parent, the Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings or any direct or indirect parent of the Borrower or the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.07 or any other provisions of this Agreement.

(vi) other Restricted Payments made by the Borrower; provided that, on the date of declaration of such Restricted Payments, (x) no Specified Event of Default shall have occurred and be continuing or would result therefrom and (y) on a Pro Forma Basis, the Total Net Leverage Ratio is equal to or less than 2.25 to 1.00 for the most recently ended Test Period;

(vii) the Borrower may make Restricted Payments in cash to Holdings or any Holdings Parent:

(A) as distributions by the Borrower or any Restricted Subsidiary to Holdings or any Holdings Parent in amounts required for Holdings or any Holdings Parent to pay, with respect to any taxable period in which the Borrower and/or any of the Restricted Subsidiaries is a member of a consolidated, combined, unitary or similar tax group (a “Tax Group”) of which Holdings or such Holdings Parent is the common parent, an amount equal to the U.S. federal, state and local and non-U.S. income Taxes of such Tax Group that are attributable to the income, revenue, receipts, gross receipts, gross profits, capital or margin of the Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such taxes that the Borrower and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the Borrower as the corporate common parent of such stand-alone Tax Group (collectively, “Tax Distributions”);

(B) the proceeds of which shall be used by Holdings or a direct or indirect parent of the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings or such direct or indirect parent of the Borrower to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of Holdings or any direct or indirect parent of the Borrower attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by Holdings, the Borrower and the Restricted Subsidiaries and (y) otherwise permitted to be paid by Holdings, the Borrower and any Restricted Subsidiaries under this Agreement, (4) [reserved], (5) to satisfy indemnity and other obligations under acquisition or other agreements and (6) amounts that would otherwise be permitted to be paid pursuant to Section 5.15;

(C) the proceeds of which shall be used by Holdings or a direct or indirect parent of the Borrower to pay franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(D) to finance any Investment made by Holdings or a direct or indirect parent of the Borrower that, if made by the Borrower, would be permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or such direct or indirect parent of the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or amalgamate or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(E) the proceeds of which shall be used to pay (or to make Restricted Payments to allow Holdings or a direct or indirect parent of the Borrower to pay) (1) fees and expenses related to any actual or proposed equity or debt offering not prohibited by this Agreement and (2) advisory, refinancing, transaction and exit fees and expenses attributable to the business of the Borrower and the Restricted Subsidiaries;

(F) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(G) the proceeds of which shall be used to make payments permitted by clause (b)(iv) and (b)(v) of Section 6.07;

(viii) in addition to the foregoing Restricted Payments, so long as, as of the most recently ended Test Period, the Total Net Leverage Ratio is equal to or less than 3.00 to 1.00, the Borrower may make additional Restricted Payments, in an aggregate amount not to exceed the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment; provided that any amounts included in the definition of “Available Amount” may only be used for Restricted Payments so long as no Specified Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment;

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided, that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(xi) payments to Holdings or any Holdings Parent to permit it to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii) payments made or expected to be made by Holdings, any Holdings Parent, the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiii) [Reserved];

(xiv) the declaration and payment of a Restricted Payment to Holdings on account of Holdings’ common stock (or the payment by the Borrower to Holdings or any Holdings Parent) to fund redemptions or share repurchases of such company’s common stock or a payment of dividends on such company’s common stock, in any fiscal year of the Borrower in an amount not to exceed the sum of (x) 7.0% per annum of the net cash proceeds of a public offering of common stock received by or contributed to the Borrower or any Subsidiary Loan Party and (y) 7.0% of the Market Capitalization of Holdings or such Holdings Parent;

(xv) any distributions or payments of Securitization Fees, sales or contributions and other transfers of Securitization Assets and proceeds thereof and purchases of Securitization Assets, in each case in connection with a Qualified Securitization Facility;

(xvi) Restricted Payments in an amount not to exceed the sum of (I) the greater of (A) $55,000,000 and (B) 40% of Consolidated EBITDA for the Test Period then last ended at the time of making such Restricted Payment plus (II) unused amounts available to make prepayments, redemptions, repurchases, defeasances and other payments of Junior Financing pursuant to Section 6.07(b)(iv)(A) (it being understood that the usage of such amounts for Restricted Payments under this clause (xvi) shall reduce the amounts available for prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing under such Section 6.07(b)(iv)(A)) plus (III) unused amounts available to make Investments pursuant to Section 6.04(bb) (it being understood that the usage for such amounts for Restricted Payments under this clause (xvi) shall reduce the amount available for Investments under such Section 6.04(bb));

(xvii) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may consummate (1) transactions permitted pursuant to Section 6.03 and (2) make Investments permitted under Section 6.04;

(xviii) any Restricted Subsidiary may make a Restricted Payment in connection with the acquisition of additional Equity Interests in such Restricted Subsidiary from minority shareholders to the extent such acquisition would have been permitted (and to the extent so permitted shall constitute such Investment) by the parent company of such Restricted Subsidiary pursuant to Section 6.04; and

(xix) [reserved].

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, make any voluntary prepayment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing constituting Material Indebtedness (other than to the extent of any Retained Declined Proceeds applied in compliance with Section 2.11(e)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Junior Financing, except:

(i) payment of regularly scheduled interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings, supplements, substitutions, extensions, restructurings, exchanges or renewals of Indebtedness to the extent permitted by Section 6.01 and fees and expenses in connection therewith;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower, Holdings or any Holdings Parent, and any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(iv) so long as on a Pro Forma Basis for the most recently ended Test Period the Total Net Leverage Ratio is less than or equal to 2.50 to 1.00, prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity in an aggregate amount, not to exceed the sum of (A) an amount at the time of making any such prepayment, redemption, repurchase, defeasance or other payment and together with any other prepayments, redemptions, repurchases, defeasances and other payments made utilizing this subclause (A) not to exceed the sum of (I) the greater of (1) $55,000,000 and (2) 40% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment plus (II) unused amounts available to make Restricted Payments pursuant to

Section 6.07(a)(xvi) (it being understood that the usage of such amounts for prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financing under this clause (b)(iv) shall reduce the amounts available for Restricted Payments under such Section 6.07(a)(xvi)), plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment plus (D) unused amounts available to make Investments pursuant to Section 6.04(bb) (it being understood that the usage for such amounts for prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financings Payments under this clause (iv) shall reduce the amount available for Investments under such Section 6.04(bb));

(v) payments made in connection with the Transactions;

(vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity; provided that after giving effect to such prepayment, redemption, repurchase, defeasance or other payment, (x) on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Test Period is less than or equal to 2.25 to 1.00 and (y) no Event of Default shall have occurred and be continuing or would result therefrom; and

(vii) prepayment of Junior Financing owed to the Borrower or any Restricted Subsidiary or the prepayment of Permitted Refinancing of such Indebtedness with the proceeds of any other Junior Financing.

(c) Any basket available for Restricted Payments pursuant to Section 6.07(a) may instead be used to either (i) make a payment or other distribution of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, pursuant to Section 6.07(b) (other than Section 6.07(b)(iv)(A)(II) except as provided for therein), and such payment or other distribution shall not be prohibited by Section 6.07(b) or (ii) make a Restricted Investment and such Restricted Investment shall not be prohibited by Section 6.04. For the avoidance of doubt, any such payment, other distribution or Restricted Investment shall reduce the amount available under such basket set forth in Section 6.07(a). Any basket available to make a payment or other distribution of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, pursuant to Section 6.07(b) may instead be used to make a Restricted Investment and such Restricted Investment shall not be prohibited by Section 6.04. For the avoidance of doubt, any Restricted Investment shall reduce the amount available under such basket set forth in Section 6.07(b).

Section 6.08 FCC License Holder Covenant.

No FCC License Holder may (i) engage in any material business activities other than in connection with incidental to, or in support of, the acquisition and use of such licenses or its roles as licensee and/or licensor of the FCC Licenses (the “Permitted Activities”) or (ii) incur Indebtedness owed to any party other than Holdings or another Loan Party (other than Indebtedness owed to the FCC and incurred in connection with, incidental to, or in support of the

Permitted Activities) or issue Equity Interests, other than in favor of or to Holdings or a Loan Party, in the case of (i) and (ii) other than as required by applicable law, rule or regulation; provided that any FCC License Holder may guarantee any Indebtedness (including any Secured Obligations) of Holdings or its Subsidiaries permitted to be incurred hereunder.

Section 6.09 Restrictive Agreements.

The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document or any “Loan Document” (as defined in the Existing Credit Agreement), (3) any documentation governing Incremental Equivalent Debt, (4) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, (5) any documentation governing Indebtedness of a Restricted Subsidiary that is not a Loan Party incurred pursuant to Section 6.01 and that do not apply to any Loan Party, (6) any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(v) (but only to the extent applicable to the assets financed by such Indebtedness (and replacements, additions, accessions and improvements to or proceeds of such assets and other assets financed by the same lender)), (vi), (vii), (viii), (x), (xi), (xii), (xiii), (xiv), (xviii), (xxv), (xxvi), (xxix), (xxx), or (xxxiv), and (7) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) through (6) above;

(b) customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses, sublicenses and other contracts (including licenses and sublicenses of Intellectual Property) restricting the assignment, license, sublicense, transfer or security interest thereof or assets subject thereto;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary (other than such Person that has become a Restricted Subsidiary);

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 6.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in shareholders agreements, joint venture agreements, organization constitutive documents or similar binding agreements relating to any joint venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to joint ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such joint venture or non-wholly-owned Restricted Subsidiary and the Equity Interests issued thereby, in each case, permitted by Section 6.04;

(k) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(l) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any Restricted Subsidiary; and

(m) customary net worth provisions contained in real property leases or other contracts entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings, the Borrower and its Subsidiaries to meet their ongoing obligations;

(n) [reserved];

(o) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);

(p) restrictions created in connection with any Qualified Securitization Facility;

(q) any restrictions regarding licensing or sublicensing by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business;

(r) any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04;

(s) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Effective Date and permitted under Section 6.01 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower) or (b) either (I) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments required hereunder or (II) such encumbrances or restriction applies only during the continuance of a default relating to such agreement or instrument; and

(t) any FCC License.

Section 6.10 Amendment of Organizational Documents and Existing Credit Agreement.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify its Organizational Documents if the effect of such amendment or modification, when taken as a whole, is materially adverse to the rights and remedies of the Lenders under the Loan Documents, taken as a whole.

(b) The Borrower shall not permit any amendment or modification to any Indebtedness secured on a pari passu basis with the Secured Obligations (including amendments or modifications to (1) the definition of “ECF Percentage” under the Existing Credit Agreement, (2) Sections 2.10(a) and (b) under the Existing Credit Agreement and (3) the timing of any prepayments required under Section 2.11 of the Existing Credit Agreement) which would reasonably be expected to adversely impact or have the effect of adversely impacting any mandatory prepayments required pursuant to Section 2.11(d) with respect to any applicable fiscal year. The Borrower shall not make or effect the payment of any mandatory prepayments of principal under Section 2.11 of the Existing Credit Agreement prior to the date required thereunder as of the Effective Date.

(c) The Borrower shall not, in the case of any amendment or waiver that is to be effected under the Existing Credit Agreement, agree to such amendment or waiver thereunder unless (1) notice of such amendment or waiver has been delivered to the Administrative Agent, (2) to the extent a corresponding amendment or waiver is required under this Agreement, the Lenders have been provided a reasonably opportunity to consent to such amendment or waiver on similar terms and conditions provided under the amendment or waiver to be effected under the Existing Credit Agreement and (3) to the extent that such amendment or waiver to be effected under the Existing Credit Agreement is a forbearance agreement (or its functional equivalent) in respect of an “Event of Default” under the Existing Credit Agreement (and solely to the extent that a corresponding amendment, waiver or forbearance is not required under this Agreement), the Lenders have been provided a reasonable opportunity to receive a ratable share of the fees provided to the lenders under the Existing Credit Agreement in connection with such forbearance agreement.

Section 6.11 [Reserved].

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default.

If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; provided that any non-payment of principal resulting from the Borrower’s good faith payment of an incorrect invoice received from the Administrative Agent shall not constitute an Event of Default;

(b) any Loan Party shall fail to pay (i) any interest on any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days, or (ii) any fee or any other amount (other than an amount referred to in paragraph (a) or (b)(i) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) Business Days; provided that any non-payment of interest or other amounts resulting from the Borrower’s good faith payment of an incorrect invoice received from the Administrative Agent shall not constitute an Event of Default;

(c) any representation or warranty made or deemed made on or after the Effective Date by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(d) (i) the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the Borrower only) or in Article VI, or Holdings shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03; or

(ii) the Required Revolving Lenders (as defined in the Existing Credit Agreement) shall have terminated their Revolving Commitments (as defined in the Existing Credit Agreement) and declared the Revolving Loans (as defined in the Existing Credit Agreement) then outstanding to be due and payable and such declaration has not been rescinded as a result of a breach of the Financial Performance Covenant; provided further that any Event of Default under this Section 7.02(d)(ii) is subject to cure as provided in Section 7.02 of the Existing Credit Agreement and an Event of Default with respect to this Section 7.02(d)(ii) shall not occur until the expiration of the fifteenth (15th) Business Day subsequent to the date on which the Compliance Certificate with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(d) of the Existing Credit Agreement (it being agreed and understood that any cure of an Event of Default effected pursuant to Section 7.02 of the Existing Credit Agreement (as in effect on the date hereof) shall be deemed to be a cure of the breach under this Section 7.02(d)(ii));

(e) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;

(f) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period and all required notices have been given); provided that this paragraph (f) shall not apply to any Indebtedness if the sole remedy of the holder thereof in the event of such non-payment is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares; provided that this paragraph (f) shall not apply to any such failure that (x) is remedied by Holdings, the Borrower or any applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices have been given) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares, provided that this paragraph (g) shall not apply to any such failure that (x) is remedied by Holdings, the Borrower or any applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01; provided further that a default under any financial covenant in such Material Indebtedness shall not constitute an Event of Default unless and until the lenders or holders with respect to such Material Indebtedness have actually declared all such obligations to be immediately due and payable and terminate the commitments in accordance with the agreement governing such Material Indebtedness and such declaration has not been rescinded by the required lenders with respect to such Material Indebtedness on or before such date;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, examination, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law, now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, examinership, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law, now or hereafter in effect (but excluding any such proceeding or petition (other than under the Bankruptcy Code) the sole purpose of which is to effect a transaction permitted under Section 6.03(a) that is not otherwise prohibited by the Loan Documents), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator, interim receiver, interim examiner, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets (but excluding any such application or consent (other than under the Bankruptcy Code) the sole purpose of which is to effect a transaction permitted under Section 6.03(a) that is not otherwise prohibited by the Loan Documents), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by insurance or another creditworthy (as reasonably determined by the Administrative Agent) indemnitor, and as to which such insurer or indemnitor has not denied coverage) shall be rendered against Holdings, the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days;

(k) an ERISA Event occurs that has resulted or would reasonably be expected, individually or together with any other ERISA Event(s) in the aggregate to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be (other than in an informational notice), a valid and perfected (if and to the extent required to be perfected under the Loan Documents) Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the release of a Loan Party (including as a result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary) or the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to (A)

maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code amendment or continuation financing statements or (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Collateral Agent, the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any material portion of the Guarantees of the Loan Document Obligations pursuant to the Guarantee Agreement, taken as a whole, shall cease to be in full force and effect (in each case, other than the occurrence of the Termination Date or otherwise in accordance with the terms of the Loan Documents including as a result of transactions permitted hereunder); or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders (provided that the following actions may not be taken (A) in the case of an Event of Default under Section 7.01(d)(ii), until the ability to exercise the Cure Right (as defined in the Existing Credit Agreement) under Section 7.02 of the Existing Credit Agreement has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised) and (B) in the case of an Event of Default under Section 7.01(d)(i), if the express conditions in the last proviso contained in Section 7.01(d)(i) have been satisfied) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and (iii) [reserved], together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary set forth herein, neither the Administrative Agent nor any Lender shall take any remedial action that would constitute an assignment of any material FCC License issued to or otherwise held by any Loan Party or its Restricted Subsidiaries or transfer of control of any Loan Party, or its Restricted Subsidiaries in each case, in violation of any material aspect of any Communications Laws and, to the extent consent of the FCC is required, without the prior consent of the FCC.

Notwithstanding any other provisions herein or in any other Loan Document to the contrary, no dollar-denominated basket under Article VI shall be treated as having been breached if the relevant breach would not have occurred but for any fluctuation in exchange rates, and no action taken and reported to the Administrative Agent and the Lenders or otherwise publicly available shall provide the basis for any Event of Default more than two (2) years after the date on which such action was reported to the Administrative Agent and the Lenders; provided that such limitation shall not apply to the extent the Administrative Agent has commenced any remedial action or has provided notice to the Borrower that it reserved its rights relating to such Event of Default.

Notwithstanding anything herein to the contrary, any notice of Default, Event of Default, acceleration action or direction or requirement to undertake action relating to a Default or Event of Default provided to the Borrower by the Administrative Agent on behalf of one or more Lenders that have expressly requested that such notice be given to the Borrower must be accompanied by a written Net Short Representation from any such Lender (other than an Unrestricted Lender) delivered to the Borrower (with a copy to the Administrative Agent); provided that (A) in the absence of any such written Net Short Representation, each such Lender shall be deemed to have represented and warranted to the Borrowers and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely conclusively on each such representation and deemed representation, and neither the Borrower nor the Administrative Agent shall have any duty to independently verify the accuracy of any such representation or deemed representation) and (B) no Net Short Representation shall be required to be delivered during the pendency of a Default or Event of Default caused by any bankruptcy, insolvency, examinership, receivership or other similar proceeding.

Section 7.02 [Reserved].

Section 7.03 Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to any agent of any other junior secured debt, in accordance with any applicable Intercreditor Agreement; and

FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints HPS Investment Partners, LLC to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Collateral Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender, and acknowledges that, to the extent required in any relevant jurisdiction, the Administrative Agent may enter into such security trust or equivalent deeds as the Administrative Agent may consider necessary, in each case for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent and Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent”) as if set forth in full herein with respect thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document with reference to any of the agents is not intended to connote any fiduciary or other implied or (express) obligations arising under any agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; provided that no action taken or not taken at the direction of the Required Lenders (or such other number of percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents) shall constitute gross negligence or willful misconduct; provided, further that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice conspicuously identified as a “notice of default” and describing such Default is given to the Administrative Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents (which may include such of the Administrative Agent’s affiliates or branches as it deems appropriate) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06 Resignation of Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon thirty (30) days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a Specified Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and Collateral Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent or Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent or Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Section 8.08 [Reserved].

Section 8.09 Agents May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, if any such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of any such Agent and its agents and counsel, and any other amounts due to such Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender to authorize the Agents to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize any of the Agents, at the direction of the Required Lenders, to credit bid all or any portion of the Loan Document Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Loan Document Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) such Agent (whether by judicial action or otherwise) in accordance with any applicable Law.

In connection with any such credit bid and purchase, the Loan Document Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Loan Document Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Agents shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Agents shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by any Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of the first proviso to Section 9.02(b) of this Agreement) and (iii) the Agents shall be authorized to assign the relevant Loan Document Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Loan Document Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action.

Section 8.10 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.11 Return of Certain Payments.

(a) Each Lender (and each Participant of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, but in any event excluding the Loan Parties and their Affiliates, a “Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in Same Day Funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate/Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission (including e-mail), as follows:

(i) if to Holdings, the Borrower or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain Material Non-Public Information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent to the proper e-mail address as specified on Schedule 9.01 (as updated from time to time in accordance with Section 9.01(d)), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received when an e-mail is sent to the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind

(whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrower and the Administrative Agent may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.21 with respect to any Refinancing Amendment or Section 2.24 with respect to any Permitted Amendment, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (with a written copy thereof being provided to the Administrative Agent unless such waiver, amendment or modification affects the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, in which case consent of the Administrative Agent shall be required) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that the consent of the Required Lenders shall not be required with respect to the amendments set forth below; provided further that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Senior Secured First Lien Net Leverage Ratio or Cash Interest Coverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive or otherwise modify any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.18(b), Section 2.18(c) or Section 7.03 in a manner that would alter the pro rata sharing of payments or other amounts required thereby without the consent of the Supermajority Lenders (provided, that any such changes required in connection with any Refinancing Amendment or other transaction expressly permitted hereunder shall only require the approval (to the extent any approval is required) of the Required Lenders), (v) change any of the provisions of this Section 9.02(b) without the written consent of such Lender directly and adversely affected thereby, (vi) change the percentage set forth in the definition of “Required Lenders”, “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) or (ix) (A) contractually subordinate any Loan Document Obligations in right of payment to any other Indebtedness of the Loan Parties or (B) contractually subordinate the Liens securing the Loan Document Obligations on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Loan Document Obligations or such liens securing any of the Loan Document Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, without the written consent of each Lender directly and adversely affected thereby, unless each directly and adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the Senior Indebtedness on the same terms (other than backstop fees and similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction as offered to all other providers (or their Affiliates) of the Senior Indebtedness based on the amount of Loan Document Obligations that are directly and adversely affected thereby held by each Lender as compared to the total amount of Loan Document Obligations and all other obligations then outstanding that are secured on a pari passu basis with the Loan Document Obligations) (it being understood that this provision shall not (A) override the permission for (x) Liens expressly permitted by Section 6.02 of this Agreement as in effect on the Effective Date or (y) Indebtedness expressly permitted by Section 6.01 of this Agreement as in effect on the Effective Date, (B) any Indebtedness incurred pursuant to an asset-based loan facility, factoring, securitization or other similar facility, or (C) apply to the incurrence of debtor-in-possession financing), except as expressly provided in the Loan Documents; provided, further, that in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans is refinanced with a replacement Class of term loans or revolving commitments (and the revolving loans in respect hereof) bearing (or is modified in such a manner such that the resulting term loans or revolving commitments (and the revolving loans in respect hereof) bear a lower Effective Yield, only the consent of the Lenders holding Term Loans subject to such permitted re-pricing transaction that will continue as a Lender in respect of the re-priced tranche of Term Loans or modified Term Loans shall be required); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any mistake, ambiguity, omission, defect, obvious error or incorrect cross-reference, or to effect administrative changes of a technical, conforming or immaterial nature or to correct any inconsistency without further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof, (C) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (and no other Person) to the extent necessary to (i) integrate any Credit Agreement Refinancing Indebtedness, (ii) [reserved], (iii) [reserved], (iv) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder and/or (v) modify any other provision hereunder or under any other Loan Document in a manner more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Indebtedness permitted hereunder, where the terms of any such Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such other Indebtedness (provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Credit Agreement Refinancing Indebtedness and otherwise to effect the provisions of Section 2.21) and (D) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, which includes amendments to covenants or other provisions of this Agreement that would benefit Lenders of other Classes of Loans. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (iv) to integrate any Credit Agreement Refinancing Indebtedness in a manner consistent with this Agreement and the other Loan Documents. Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any Intercreditor Agreement or subordination agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Other Term Loan, for the purpose of adding the holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, to give effect hereto or otherwise carry out the purposes thereof, in each case as contemplated by the terms of such Intercreditor Agreement permitted under this Agreement (including any changes thereto as contemplated by Section 9.14(b)) or subordination agreement or arrangement permitted under this Agreement, as applicable.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (I) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b) or (II) terminate the Commitment of such Non-Consenting Lender and repay all Loan Document Obligations of the Borrower owing to such Non-Consenting Lender relating to the Loans held by such Non-Consenting Lender as of such termination date (including any “prepayment premium” pursuant to Section 2.11 that would otherwise be owed in connection therewith); provided that such termination shall be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, for purposes of any plan of reorganization, such Affiliated Lender will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization to the extent (a) any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower, (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled or (c) if such plan of reorganization does not require the consent of each Lender or each affected Lender.

(f) [Reserved].

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay, if the Effective Date occurs and the Transactions have been consummated, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication), (but limited, (A) in the case of legal fees and expenses, to the reasonable, documented and out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, plus, if reasonably necessary, one local counsel to the Administrative Agent in any relevant material jurisdiction, in each case excluding allocated costs of in-house counsel (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel and local counsel to the affected Lenders, taken as a whole), and (B) in the case of other consultants and advisors, limited to the fees and expenses of such persons approved by the Borrower, acting reasonably, in each case for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof), (ii) [reserved] and (iii) all reasonable and documented and invoiced out-of-pocket expenses (but not third party costs or expenses such as legal fees or the fees of other advisors) incurred by the Administrative Agent or any Lender and the fees, charges and disbursements of counsel to the Administrative Agent and the Lenders, taken as a whole, in any relevant material jurisdiction (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel to the affected Lenders, taken as a whole) and in the case of other consultants and advisers, limited to the fees and expenses of such persons approved by the Borrower, acting reasonably (but limited, (A) in the case of legal fees and expenses, to the fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders, taken as a whole, and, if reasonably necessary, one local counsel to the Administrative Agent, and the Lenders, taken as a whole, in each relevant material jurisdiction (and in the case of an actual or reasonably perceived potential conflict of interest, one additional counsel to the affected Lenders, taken as a whole) and (B) in the case of other consultants and advisers, limited to the fees and expenses of such persons approved by the Borrower, acting reasonably) in connection with the enforcement or protection of any rights or remedies in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws or during any workout, restructuring or negotiations in respect of such Loans).

(b) Without duplication of the expense reimbursement obligations pursuant to clause (a) above, the Borrower shall indemnify the Administrative Agent each Lender and each Related Party (other than Excluded Affiliates to the extent acting in their capacities as such) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and out-of-pocket expenses (but limited, in the case of legal expenses, to the reasonable and documented and invoiced out-of-pocket fees and expenses of one counsel for all Indemnitees and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional counsel to the affected Indemnitees, taken as a whole) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions but excluding allocated costs of in-house counsel)), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, the syndication of the credit facilities provided for herein, (ii) any Loan or the use of the proceeds therefrom, (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other real property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary or their Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) arise from disputes between or among Indemnitees (other than disputes involving claims against the Administrative Agent or the Collateral Agent, in each case, in their respective capacities) that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary or (z) resulted from any settlement effected without the Borrower’s prior written consent; provided, that to the extent any amounts paid to an Indemnitee in respect of this Section 9.03, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Borrower to it if, pursuant to the operation of the foregoing clauses (w) through (z), such Indemnitee was not entitled to receipt of such amount. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c) To the extent that the Borrower fails to promptly pay any amount required to be paid by it to the Administrative Agent or any Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent or such Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any such actual and direct losses (other than lost profits), claims, damages, liabilities and related reasonable and documented out-of-pocket expenses; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the extent permitted by applicable law, none of Holdings, the Borrower, any Agent, any Lender, any other party hereto or any Agent Party shall assert, and each hereby waives, any claim against any other such Person on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this

Agreement or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above.

(e) In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure. Notwithstanding the above, following such notification, the Borrower may elect in writing to assume the defense of such proceeding, and, upon such election, the Borrower will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Borrower has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Borrower reasonably determines its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the Borrower and the Indemnitee, including situations in which there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the Borrower.

(f) Notwithstanding anything to the contrary in this Agreement, the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; except to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties.

(g) All amounts due under this Section 9.03 shall be payable not later than thirty (30) days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than to a Successor Borrower pursuant to a transaction permitted by Section 6.03(a)(iv)(I)(B)) without the prior written consent of each Lender and the acknowledgement of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent (other than to a Successor Borrower pursuant to a transaction permitted by Section 6.03(a)(iv)(I)(B)) shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Affiliates, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund, (y) if a Specified Event of Default has occurred and is continuing or (z) [reserved]; provided further that no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless the assignment to such assignee is made with the Borrower’s prior written consent; provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) [reserved] and (C) [reserved]. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment of Term Loans within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of a Term Loan, $1,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the

Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500; provided that such processing recordation fee shall not be payable in connection with an assignment pursuant to clause (f) or (g) below and the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender; provided further that assignments made pursuant to Section 2.19(b), 2.21(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f), (ii) all documentation and other information reasonably determined by the Administrative Agent to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (iii) an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) [reserved].

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04 to the extent otherwise permitted thereby or otherwise shall be void.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans held by Affiliated Lenders. The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire, any “know your customer documentation” reasonably requested by the Administrative Agent and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (other than to a Disqualified Lender (but only if the list of Disqualified Lenders is available to such Lender upon request) or other Person that is not an Eligible Assignee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof and Section 2.19, it being understood that any tax forms required by Section 2.17(f) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under the Loan Documents) except to the extent such disclosure is necessary to establish that any Loan or other obligation under the Loan Documents is in registered form for U.S. federal income tax purposes.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f) Notwithstanding anything to the contrary herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to an Affiliated Lender subject to the following limitations:

(i) Affiliated Lenders (other than Affiliated Debt Funds) will not receive information provided solely to Lenders by the Administrative Agent or any Lender, will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II and will not be entitled to receive advice of counsel to the Administrative Agent or other Lenders;

(ii) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(e), in any plan of reorganization pursuant to the Bankruptcy Code that in each case does not require the consent of each Lender or that would not deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender; provided that Affiliated Debt Funds may not account for more than 49.9% of the “Required Lenders” or “Supermajority Lenders” in any Required Lender vote or Supermajority Lender vote;

(iii) [reserved];

(iv) the aggregate principal amount of Initial Term Loans (including Other Term Loans that are pari passu with the Initial Term Loans) purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 25.0% of the aggregate principal amount of all such Term Loans outstanding at the time of such purchase, after giving effect to any substantially simultaneous cancellations thereof;

(v) Affiliated Lenders shall clearly identify themselves as an Affiliated Lender in the loan assignment documentation. Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it acquires any person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it becomes an Affiliated Lender. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any lender is an Affiliated Lender or Affiliated Debt Fund nor shall the Administrative Agent be obligated to monitor the number of Affiliated Lenders or Affiliated Debt Funds or the aggregate amount of Term Loans held by Affiliated Lenders or Affiliated Debt Funds; provided that any Affiliated Lender holding a participation in a Loan will be subject to the terms of this Section 9.04(f) as fully as if such Affiliated Lender had made a Loan directly to the Borrower in the amount of such participation;

(vi) Affiliated Lenders (other than Affiliated Debt Funds) will not be permitted to vote on matters requiring a Required Lender vote, and the Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) shall be disregarded in determining (x) other Lenders’ commitment percentages or (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender; provided that the commitments of any Affiliated Lender shall not be increased, the Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Lender hereunder will not be extended and the amounts owning to any Affiliated Lender hereunder will not be reduced without the consent of such Affiliated Lender; and

(vii) each Lender making such assignment to such Affiliated Lender (A) shall render customer “big boy” disclaimer letters and (B) acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Material Non-Public Information (it being understood that no representation regarding the absence of any Material Non-Public Information shall be required), (2) such Lender has independently and, without reliance on such Affiliated Lender, Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, any Affiliated Lender or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, such Affiliated Lender and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders.

(g) Any Lender may, at any time, assign all or a portion of its Term Loans to Holdings or any of its Subsidiaries, through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with customary procedures acceptable to the Administrative Agent and/or (y) open market purchases on a non-pro rata basis, provided that (i) [reserved], (ii) any Term Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Term Loans then outstanding shall be reduced by an amount equal to the principal amount of such Term Loans and (iii) each Lender making such assignment to Holdings or any of its Subsidiaries (A) shall render customer “big boy” disclaimer letters and (B) acknowledges and agrees that in connection with such assignment, (1) Holdings or its Subsidiaries then may have, and later may come into possession of Material Non-Public Information (it being understood that no representation regarding the absence of any Material Non-Public Information shall be required), (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders.

(h) Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Borrower; provided that, upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lenders, the Administrative Agent shall be permitted to disclose to such Lender the list of Disqualified Lenders; provided further that inclusion on the list of Disqualified Lenders shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loan if such person was not included on the list of Disqualified Lenders at the time of such assignment or participation and so long as such Lender or Participant continues to hold or participate in such Loans. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the Administrative Agent and otherwise in accordance with Section 2.19(b), as applicable: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee (and the signature of such Disqualified Lender shall not be required on any such assignment); provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(i) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II. The Administrative Agent shall not be responsible for or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender or Net Short Lender. To the extent that any assignment or participation is purported to be made to any Person that was (at the time of such participation) a Net Short Lender on a pro forma basis for such participation, such transaction shall be subject to the applicable provisions of Section 9.23 (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence).

(i) Notwithstanding the foregoing, any Affiliated Lender shall be permitted, at its option, to contribute any Term Loans so assigned to such Affiliated Lender pursuant to this Section 9.04 to Holdings or any of its Subsidiaries for purposes of cancellation, which contribution may be made (including, with the Borrower’s consent, to the Borrower, whether through Holdings or any Holdings Parent or otherwise), in exchange for Qualified Equity Interests of Holdings, any Holdings Parent or the Borrower or Indebtedness of the Borrower to the extent such Indebtedness is permitted to be incurred (including, if applicable, as a Permitted Refinancing) pursuant to Section 6.01 at such time.

Section 9.05 Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement. Notwithstanding anything to the contrary, the words “execution,” “signed,” “signature” and words of like import in this Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08 Right of Setoff.

If a Specified Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not withholding or payroll accounts, employee benefits accounts, de minimis accounts or other accounts used exclusively for taxes or fiduciary or trust purposes) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets except to effect Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lender) against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court except to the extent required by any Security Document to be brought in another jurisdiction pursuant to the terms of such Security Document. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN ANY LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality.

(a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates (other than Excluded Affiliates) and its and their respective directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and any numbering, administration or settlement service providers on a “need-to-know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process or in connection with the exercise of remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that (x) solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall promptly notify the Borrower of any such requested or required disclosure in connection with any legal or regulatory proceeding and (y) in the case of clause (ii) only, each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12 (but other than to a Disqualified Lender or Net Short Lender), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (v) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information, (vi) to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the Loan Documents and the facilities (e.g., identities of parties, maturity dates, interest rates, etc.) on a confidential basis, (vii) with the written consent of the Borrower, (viii) for purposes of establishing a “due diligence” defense or to the extent necessary to enforce our rights and remedies hereunder or (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary, which source is not known (after due inquiry) by the recipient of such information to be subject to a confidentiality obligation. For the purposes hereof, “Information” means all information received from or on behalf of Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business other than any such information that is available to the Administrative

Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Lender or Net Short Lender that constitutes a Disqualified Lender or Net Short Lender, as applicable, at the time of such disclosure without the Borrower’s prior written consent.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13 USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 9.14 Release of Liens and Guarantees.

(a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger or amalgamation with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided further, that no Subsidiary Loan Party shall be automatically released from its Guarantee under the Guarantee Agreement (and no related Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released) solely by virtue of such Person becoming an Excluded Subsidiary as a result of a transaction permitted hereunder unless such Subsidiary Loan Party has become an Excluded Subsidiary as a result of a transfer of the Equity Interests of such Subsidiary Loan Party to a non-Affiliate of the Borrower that was done for a bona fide business purpose. Upon any sale or other transfer by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or upon any Collateral becoming an Excluded Asset, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of Holdings or any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by Holdings or such Subsidiary created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such new Unrestricted Subsidiary shall automatically be released. To the extent the release of any Lien in any Collateral is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), the security interest in such Collateral shall be automatically released. To the extent the release of any security interest in any Collateral is required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Loan Documents, the security interest in such Collateral shall be automatically released. In addition, liens shall be released and guarantees released in accordance with the terms of the Security Documents and the Guarantee. Upon the Termination Date all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations (other than those being discharged or released) or any Liens (other than those being discharged or released) of the Loan Parties in respect of all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent comprised of Excluded Assets or otherwise released in accordance with the provisions of the Loan Documents. In connection with any termination or release pursuant to this Section 9.14, without the further consent of any Lender or other Secured Party, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence or to file or register in any office such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent or the Collateral Agent, as the case may be, such certifications or documents as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement. The Administrative Agent or the Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party or to file or register in any office such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent or the Collateral Agent, as the case may be, under any Loan Document to the holder of any

Lien on such property that is permitted by Section 6.02(ii) (but only pursuant to clauses (d), (j) and (k) of the definition of “Permitted Encumbrances”), (iv), (v), (xi), (xii), (xv), (xxii), (xxiii), (xxviii) (to the extent the relevant Lien is of the type to which the Lien of the Collateral Agent is otherwise required or permitted to be subordinated pursuant to any other exceptions to Section 6.02 that are expressly included in this sentence), (xxix) or (xxx).

(b) Each of the Lenders irrevocably authorizes the Administrative Agent or the Collateral Agent, as the case may be, to (i) provide any release or evidence of release, termination or subordination contemplated by this Section 9.14 (and upon request by the Administrative Agent or the Collateral Agent, as the case may be, at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority or the Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.14), (ii) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, in each case to the extent such agreements, at the time they are first entered into, are substantially consistent with the terms set forth on Exhibit E-1, E-2 or E-3 annexed hereto, together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Collateral Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s and/or Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Loan Document Obligations); and (iii) enter into and sign for and on behalf of the Lenders as Secured Parties the Security Documents for the benefit of the Lenders and the other Secured Parties.

Section 9.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person, (B) none of the Administrative Agent and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (C) each of the Borrower and Holdings agrees that it will not claim that the Administrative Agent or the Lenders (or their respective affiliates) has rendered advisory services in connection with the services provided pursuant to the Loan Documents, or owe a fiduciary or similar duty to the Borrower, Holdings or any of their respective affiliates with respect to the transactions contemplated hereby; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates.

Section 9.16 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 9.17 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower or any other Loan Party in respect of any such sum due from it to the Secured Parties hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Requirements of Law).

Section 9.18 Intercreditor Agreement.

Each Secured Party hereby agrees that the Administrative Agent and/or Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01, any applicable Liens on Collateral permitted pursuant to Section 6.02 and, in each case, together with the defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of Morgan Stanley Senior Funding, Inc. (or its affiliated designee, representative, agent or successor) on its behalf as collateral agent, respectively, thereunder. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any applicable Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements (subject, if applicable, to the last sentence of Section 9.02(b)), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof).

Section 9.19 Cashless Settlement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 9.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and any of its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, and (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14. and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent or any of its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.22 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.23 Disqualified Lenders and Net Short Positions.

Notwithstanding anything to the contrary herein or in any Loan Document, no Net Short Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 9.02 or under any Loan Document. In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders) have provided any amendment, waiver or consent pursuant to Section 9.02 or under any other Loan Document:

(a) Net Short Lenders shall not be considered, and

(b) Net Short Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.

Each Lender that is not an Unrestricted Lender that delivers a written consent to any amendment, waiver or consent pursuant to Section 9.02 or under any other Loan Document shall concurrently deliver (or in the absence of any written Net Short Representation will be deemed to have delivered, concurrently with providing such consent) to the Borrower (with a copy to the Administrative Agent) a Net Short Representation.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOGO INC., as Holdings

By:	/s/ Crystal L. Gordon
Name:	Crystal L. Gordon
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

GOGO INTERMEDIATE HOLDINGS LLC, as the Borrower

By:	/s/ Crystal L. Gordon
Name:	Crystal L. Gordon
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

[Signature Page to Credit Agreement]

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS SPECIALTY LOAN FUND VI, SCSP, as a Lender
By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

SLIF VI HOLDINGS, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS SPECIALTY LOAN FUND VI-L, SCSP, as a Lender
By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

SLIF VI-L HOLDINGS, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

CST SPECIALTY LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

MORENO STREET DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

SPECIALTY LOAN VG FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

RELIANCE STANDARD LIFE INSURANCE COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

SAFETY NATIONAL CASUALTY CORPORATION, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

TMD-DL HOLDINGS, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

CACTUS DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

RED CEDAR FUND 2016, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

SWISS CAPITAL HPS PRIVATE DEBT FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PACIFIC INDEMNITY COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PRESIDIO LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS OCOEE SPECIALTY LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS SPECIALTY LOAN FUND TX, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

BRICKYARD DIRECT LENDING FUND (SLF), L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS STAR PRIVATE CREDIT FUND, SCSP, as a Lender
By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS A-LIFE DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS BLACK KNIGHT 1922 SPECIALTY LOAN FUND, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS GARDEN PRIVATE CREDIT FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

T DIRECT LENDING HOLDINGS, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

PALISADES CLO, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HUDSON KETTLE LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

CCLF HOLDINGS (D54) LLC, as a Lender

By:	/s/ Stephen Nesbitt
Name:	Stephen Nesbitt
Title:	President

STEAMBOAT SPV LLC, as a Lender

By:	/s/ Stephen Nesbitt
Name:	Stephen Nesbitt
Title:	President

CARDINAL FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

CREDIT VALUE ONTARIO FUND V SUBSIDIARY, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

FRESNO COUNTY EMPLOYEES RETIREMENT ASSOCIATION, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

FLORIDA POWER & LIGHT COMPANY QUALIFIED DECOMMISSIONING TRUST, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

ZALICO VL SERIES ACCOUNT - 2, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

STRATA CLO II LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 10-2016, LTD, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 14-2019, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS LOAN MANAGEMENT 15-2019, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2021-16, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2023-17, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2023-18, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS LOAN MANAGEMENT 2024-19, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2024-20, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2024-21, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

HPS LOAN MANAGEMENT 2024-22, LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

HPS SHIBA WAREHOUSE LTD., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PAIA CLO LTD 2017-1, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PAIA CLO LTD 2019-2, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PAIA CLO LTD 2021-1, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]

PAIA CLO LTD 2021-2, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PAIA CLO LTD 2022-1, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

PAIA CLO LTD 2022-2, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Vali Shokrgozar
Name:	Vali Shokrgozar
Title:	Managing Director

[Signature Page to Credit Agreement]